                                                                    EXHIBIT 4.57

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                             ANC RENTAL CORPORATION









                              SENIOR NOTES DUE 2007

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                                    INDENTURE

                         DATED AS OF SEPTEMBER 28, 2001



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                              THE BANK OF NEW YORK

                                   AS TRUSTEE

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                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1

         Section 1.1       Definitions...........................................................................1
         Section 1.2       Other Definitions....................................................................32
         Section 1.3       Incorporation by Reference of Trust Indenture Act....................................33
         Section 1.4       Rules of Construction................................................................33
         Section 1.5       Effective Date.......................................................................34

ARTICLE 2 THE NOTES.............................................................................................34

         Section 2.1       Option to Exchange Rollover Term Loans for Notes.....................................34
         Section 2.2       Principal Amount and Maturity........................................................35
         Section 2.3       Interest Rate and Payments...........................................................35
         Section 2.4       Transferability; Notice of Intent to Transfer........................................36
         Section 2.5       Form and Dating......................................................................36
         Section 2.6       Execution and Authentication.........................................................37
         Section 2.7       Registrar and Paying Agent...........................................................37
         Section 2.8       Paying Agent to Hold Money in Trust..................................................38
         Section 2.9       Holder Lists.........................................................................38
         Section 2.10      Transfer and Exchange................................................................38
         Section 2.11      Replacement Notes....................................................................51
         Section 2.12      Outstanding Notes....................................................................51
         Section 2.13      Treasury Notes.......................................................................52
         Section 2.14      Temporary Notes......................................................................52
         Section 2.15      Cancellation.........................................................................52
         Section 2.16      Defaulted Interest...................................................................53
         Section 2.17      CUSIP Numbers........................................................................53

ARTICLE 3 REDEMPTION AND PREPAYMENT.............................................................................53

         Section 3.1       Redemption...........................................................................53
         Section 3.2       Notices to Trustee...................................................................53
         Section 3.3       Notice of Redemption.................................................................53
         Section 3.4       Selection of Notes To Be Redeemed; Procedure for Optional Redemption.................54
         Section 3.5       Effect of Notice of Redemption.......................................................55
         Section 3.6       Deposit of Redemption Price..........................................................55
         Section 3.7       Notes Redeemed in Part...............................................................55
         Section 3.8       Application of Excess Cash Collateral and Projected Excess Cash Flow.................55
         Section 3.9       Offer to Purchase....................................................................56

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ARTICLE 4 COVENANTS.............................................................................................57

         Section 4.1       Payment of Notes.....................................................................58
         Section 4.2       Maintenance of Office or Agency......................................................58
         Section 4.3       Reports..............................................................................58
         Section 4.4       Compliance Certificate...............................................................59
         Section 4.5       Taxes................................................................................60
         Section 4.6       Stay, Extension and Usury Laws.......................................................60
         Section 4.7       Restricted Payments..................................................................60
         Section 4.8       Indebtedness and Issuance of Preferred Stock.........................................64
         Section 4.9       Permitted Vehicle Indebtedness.......................................................68
         Section 4.10      Asset Sales..........................................................................69
         Section 4.11      Liens................................................................................71
         Section 4.12      Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries............71
         Section 4.13      Change of Control....................................................................73
         Section 4.14      Affiliate Transactions...............................................................74
         Section 4.15      Sale and Leaseback Transactions......................................................76
         Section 4.16      Subsidiary Guarantees................................................................77
         Section 4.17      Business Activities..................................................................77
         Section 4.18      Designation of an Unrestricted Subsidiary............................................77
         Section 4.19      Corporate Existence..................................................................78
         Section 4.20      Payments for Consent.................................................................78
         Section 4.21      Delivery of Cash Flow Forecast.......................................................79
         Section 4.22      Additional Collateral, etc...........................................................79
         Section 4.23      Further Assurances...................................................................81

ARTICLE 5 SUCCESSORS............................................................................................81

         Section 5.1       Merger, Consolidation or Sale or Lease of Assets.....................................81
         Section 5.2       Successor Corporation Substituted....................................................82

ARTICLE 6 EVENTS OF DEFAULT.....................................................................................83

         Section 6.1       Events of Default....................................................................83
         Section 6.2       Acceleration.........................................................................85
         Section 6.3       Other Remedies.......................................................................85
         Section 6.4       Waiver of Past Defaults..............................................................85
         Section 6.5       Control of Majority..................................................................86
         Section 6.6       Limitation on Suits..................................................................86
         Section 6.7       Rights of Holders of Notes to Receive Payment........................................86
         Section 6.8       Collection Suit by Trustee...........................................................86
         Section 6.9       Trustee May File Proofs of Claim.....................................................87
         Section 6.10      Priorities...........................................................................87
         Section 6.11      Undertaking For Costs................................................................88

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ARTICLE 7 TRUSTEE...............................................................................................88

         Section 7.1       Duties of Trustee....................................................................88
         Section 7.2       Rights of Trustee....................................................................89
         Section 7.3       Individual Rights of Trustee.........................................................90
         Section 7.4       Trustee's Disclaimer.................................................................90
         Section 7.5       Notice of Defaults...................................................................90
         Section 7.6       Reports by Trustee to Holders of the Notes...........................................91
         Section 7.7       Compensation and Indemnity...........................................................91
         Section 7.8       Replacement of Trustee...............................................................92
         Section 7.9       Successor Trustee by Merger, etc.....................................................93
         Section 7.10      Eligibility; Disqualification........................................................93
         Section 7.11      Preferential Collection of Claims Against Company....................................93

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................................................93

         Section 8.1       Option to Effect Legal Defeasance or Covenant Defeasance.............................93
         Section 8.2       Legal Defeasance and Discharge.......................................................94
         Section 8.3       Covenant Defeasance..................................................................94
         Section 8.4       Conditions to Legal or Covenant Defeasance...........................................95
         Section 8.5       Deposited Money and Government Securities to be held in Trust;
                           Other Miscellaneous Provisions...................................................... 96
         Section 8.6       Repayment to Company.................................................................97
         Section 8.7       Reinstatement........................................................................97

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER......................................................................97

         Section 9.1       Without Consent of Holders of Notes..................................................97
         Section 9.2       With Consent of Holders of Notes.....................................................98
         Section 9.3       Compliance with Trust Indenture Act.................................................100
         Section 9.4       Revocation and Effect of Consents...................................................100
         Section 9.5       Notation on or Exchange of Notes....................................................100
         Section 9.6       Trustee to Sign Amendments, etc.....................................................100

ARTICLE 10 SUBSIDIARY GUARANTEES...............................................................................100

         Section 10.1      Guarantee...........................................................................100
         Section 10.2      Limitation on Guarantor Liability...................................................101
         Section 10.3      Execution and Delivery of Subsidiary Guarantee......................................102
         Section 10.4      Guarantors May Consolidate, etc., on Certain Terms..................................102
         Section 10.5      Releases Following Sale of Assets...................................................103

ARTICLE 11 COLLATERAL AND SECURITY.............................................................................104

         Section 11.1      Collateral Documents................................................................104
         Section 11.2      Opinions............................................................................104

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         Section 11.3      Release and Substitution of Collateral; Amendment of Collateral Documents...........105
         Section 11.4      Certificates of the Company.........................................................106
         Section 11.5      Authorization of Actions to be Taken by the Trustee Under the Collateral Documents..107
         Section 11.6      Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.....107
         Section 11.7      Release Upon Termination of the Company's Obligations...............................107

ARTICLE 12 MISCELLANEOUS.......................................................................................108

         Section 12.1      Indenture Act Controls..............................................................108
         Section 12.2      Notices.............................................................................108
         Section 12.3      Communication by Holders of Notes with Other Holders of Notes.......................109
         Section 12.4      Certificate and Opinion as to Conditions Precedent..................................109
         Section 12.5      Statements Required in Certificate or Opinion.......................................110
         Section 12.6      Rules by Trustee and Agents.........................................................110
         Section 12.7      No Personal Liability of Directors, Officers, Employees and Stockholders............110
         Section 12.8      Governing Law.......................................................................111
         Section 12.9      No Adverse Interpretation of Other Agreements.......................................111
         Section 12.10     Successors..........................................................................111
         Section 12.11     Severability........................................................................111
         Section 12.12     Counterpart Originals...............................................................111
         Section 12.13     Table of Contents, Headings, etc....................................................111
         Section 12.14     Release of Collateral and Guarantee Obligations.....................................111
         Section 12.15     Accounting Changes..................................................................112

ARTICLE 13 SATISFACTION AND DISCHARGE..........................................................................112

         Section 13.1      Satisfaction and Discharge of Indenture.............................................112
         Section 13.2      Application of Trust Money..........................................................113

         Exhibit A         Form of Tranche A Exchange Note
         Exhibit B         Form of Tranche B Exchange Note
         Exhibit C         Form of Certificate of Transfer
         Exhibit D         Form of Certificate of Exchange
         Exhibit E         Form of Certificate From Acquiring Institutional Accredited Investor
         Exhibit F         Form of Subsidiary Guarantee
         Exhibit G         Form of Supplemental Indenture
         Exhibit H         Schedule of Guarantors
         Exhibit I         Debt Registration Rights Agreement

         Schedule 1.1(a)   Existing Debt
         Schedule 1.1(b)   Real Estate
         Schedule 4.10     Excluded Assets

         INDENTURE dated as of September 28, 2001 among ANC Rental Corporation, a Delaware corporation (the "Company"), the Guarantors listed on Exhibit H hereto and from time to time parties hereto (the "Guarantors") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Senior Notes due 2007 (the "Exchange Notes" and, together with any Subsequent Exchange Notes, the "Notes") (it being understood that none of the restrictions or obligations or other terms herein shall be operative until such date as Notes are issued):

                                   ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.1       Definitions.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Administrative Agent" means Lehman Commercial Paper Inc.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, other than with respect to ESL Investments and related entities, beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control; provided that for purposes of this Indenture, other than Section 4.14, AutoNation and its Affiliates (after giving effect to the Spin-Off) shall not be deemed Affiliates of the Company or its Subsidiaries which from time to time provide Guarantees.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "AMBAC Consent" means the Consent Agreement, dated as of August 30, 2001, by AMBAC Assurance Corporation and acknowledged by the Company, certain of the Finance Companies, certain other Subsidiaries of the Company and the Collateral Trustee, in respect of the grant of the Liens on the Finance Company Equity Interests, as the same may be amended, supplemented or otherwise modified from time to time.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Arranger" means Lehman Brothers Inc.

         "Asset Sale" means:

                  (i) the sale, lease, conveyance or other disposition of any assets, including by an Asset Swap, or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business, provided that, the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.13 hereof and the provisions of Section 5.1 hereof and not by the provisions of Section 4.10 hereof; and

                  (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any the Company's Restricted Subsidiaries,

in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for Net Proceeds in excess of $1.0 million.

                  Notwithstanding the foregoing, the following will not be deemed to constitute an "Asset Sale":

                  (i) a transfer or other disposition of assets or property by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

                  (ii) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

                  (iii) any dividend, distribution, advance, Restricted Payment or Permitted Investment, in each case that is not prohibited by the provisions of Section 4.7 hereof;

                  (iv) a sale or other disposition of Eligible Vehicles or service vehicles in the ordinary course of business;

                  (v)      the sale or other disposition of Cash Equivalents;

                  (vi) the sale or lease of obsolete or worn out equipment or other assets that are no longer being used by the Company or any of its Restricted Subsidiaries;

                  (vii) any issue or sale of directors' qualifying shares or shares or investments required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary;

                  (viii)   the grant of a Lien which Lien is not prohibited by
         Section 4.11 hereof;

                  (ix) any sale, lease or other disposition of inventory or accounts receivable in the ordinary course of business;

                  (x) any foreclosure on assets in connection with Permitted Liens;

                  (xi) any sale, transfer or other disposition of all or a portion of the assets of the Company or any of its Restricted Subsidiaries with respect to its Australian business;

                  (xii) any sale, transfer or other disposition of all or a portion of the assets of the Company or any of its Restricted Subsidiaries with respect to the Company's Minneapolis headquarters and other assets listed on Schedule 4.10 hereto;

                  (xiii) any Real Estate Transactions consummated prior to September 30, 2001, provided that upon receipt thereof by the Company or any of its Restricted Subsidiaries the Net Proceeds resulting from such Real Estate Transactions are reinvested in the Company's business by being deposited into the Real Estate Cash Collateral Account, which is subject to the terms and conditions of the Cash Collateral Agreement;

                  (xiv) sales of real property of the Company or any of its Subsidiaries (other than pursuant to the Real Estate Transactions) in an amount equal to the letter of credit or letters of credit issued under the New Credit Facility or cash collateral posted in favor of Liberty, American International Group ("AIG") or Royal Indemnity Company ("Royal") or their respective designees (the "Liberty Letter of Credit") in respect of the excess liability coverage program, deductible incurred and/or the premium bonds issued on or after the effective date of the Fifteenth Amendment and Agreement, dated as of August 30, 2001 (the "Fifteenth Amendment"), to the Senior Loan Agreement, to AIG and to Royal, as the case may be, resulting in Net Proceeds in an aggregate amount not to exceed $15,000,000, provided that (x) the Liberty Letter of Credit is outstanding or such collateral is posted at the time of the sale of any such real property and (y) such Net Proceeds are reinvested in the Company's business by being used for working capital purposes of the Company and its Subsidiaries or to permanently repay debt under the New Credit Facility as a result of such asset sale, or any presently existing debt with predetermined repayment dates listed on Schedule 1.1(a) hereto, or the Loan Note Instrument, dated October 15, 1997, by Republic Industries (UK) PLC, with respect to Floating Rate Guaranteed Unsecured Loan Notes 2003 (the "Eurodollar Notes").

         "Asset Swap" the exchange by the Company or a Restricted Subsidiary of all or a portion of its property, business or assets, in the ordinary course of business, for property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets, are of a type used in the business of the Company on the date of this Agreement or in a Permitted Business, or a combination of any such property, business or assets or Capital Stock of such a Person and cash or Cash Equivalents.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

         "AutoNation" means AutoNation, Inc., a Delaware corporation.

         "AutoNation Reimbursement Agreement" means the AutoNation Reimbursement Agreement and related Subordination Agreement, each entered into by the Company and AutoNation on the Spin-Off Date, as the same may be amended, supplemented or otherwise modified in accordance with Section 4.14 herein.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Benefits Agreement": the Benefits Agreement entered into by the Company and AutoNation on the Spin-Off Date, as the same may be amended, supplemented or otherwise modified in accordance with Section 4.14 herein.

         "Board of Directors" means, with respect to a corporation, the Board of Directors of such corporation, or a duly constituted and acting committee of such Board of Directors, and, with respect to any other Person, the Board of Directors or committee of such Person serving a similar function.

         "Board Resolution" means a resolution duly adopted by the Board of Directors.

         "Borrowing Base" means the "Borrowing Base" as defined in the New Credit Facility.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Capital Lease Obligation" means, with respect to any Person at the time any determination thereof is to be made, the amount of the liability of such Person in respect of a capital lease that would at such time be required to be capitalized on a balance sheet of such Person in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participations or other equivalents, however designated, of corporate stock or other equity participations, including partnership interests, whether general or limited, of the Person, excluding any debt securities convertible into such Capital Stock.

         "Cash Collateral Agreement" means the Collateral and Control Agreement, dated as of March 29, 2001, among the Company, ANC Financial, L.P., the Administrative Agent and Lehman Brothers Bank, FSB, as Securities Intermediary, as the same may be amended, supplemented or otherwise modified from time to time.

         "Cash Equivalents" means:

                  (i) securities issued or directly and fully guaranteed or insured by the United States government or the U.K., France or Germany, Australia, Canada, Belgium,

         Holland, Switzerland, Italy or Spain or any other member state of the European Union or any agency or instrumentality thereof, or by any European Union central bank, in each case having maturities of not more than one year from the date of acquisition;

                  (ii) certificates of deposit, time deposits and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits (or, with respect to foreign banks, similar instruments), in each case with any lender under the New Credit Facility or with any commercial bank having combined capital and surplus in excess of $500.0 million (or the foreign equivalent thereof) and whose long-term debt is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's or at least "A" or the equivalent thereof by Moody's (or the foreign equivalents thereof);

                  (iii) repurchase obligations with a term of not more than 60 days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above;

                  (iv) commercial paper rated at least P-2 by Moody's or at least A-2 by Standard & Poor's (or, in their absence, an equivalent rating from another nationally recognized securities rating agency), with maturities of not more than one year from the date of purchase;

                  (v) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or any political subdivision or taxing authority of any such state, commonwealth or territory, or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least "A" by Standard & Poor's or at least "A" by Moody's;

                  (vi) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any lender under the New Credit Facility or any commercial bank satisfying the criteria of clause (iii) of this definition;

                  (vii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vi) of this definition; and

                  (viii) Investments with maturities of one year or less made by Foreign Subsidiaries in accordance with their normal investment practices for cash management, provided that those instruments are rated at least "P-2" by Moody's or "A-2" by Standard & Poor's (or, in their absence, an equivalent rating from another nationally recognized securities rating agency).

         "Cash Flow Forecast" has the meaning assigned to it in Section 4.21.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "Change of Control" means the occurrence of any of the following:

                  (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole to any "person" (as such term is defined in Section 13(d)(3) of the Exchange Act);

                  (ii) the adoption of a plan relating to the liquidation or dissolution of the Company other than in a transaction which complies with the covenant described under Section 5.1 hereof;

                  (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
         Act), directly or indirectly, of more than 50% of the total of the Voting Stock of the Company (measured by voting power rather than number of shares);

                  (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

                  (v) the Company consolidates with, or merges with or into, any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

         For avoidance of doubt, the Spin-Off shall not constitute a Change of Control hereunder.

         "Closing Date" means the Initial Maturity Date.

         "Collateral" means all property, whether real or personal, of the Indenture Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Collateral Document.

         "Collateral Agreement" means the Collateral Agreement, dated as of August 30, 2001, made by the Company and certain of its Subsidiaries in favor of the Collateral Trustee, for the benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time.

         "Collateral Documents" is the collective reference to the Collateral Agreement, the Cash Collateral Agreement, the Mortgages, the Intercreditor Agreement, the Fleet Intercreditor Agreement, and the Trust Agreement and all other security documents hereafter delivered to the Collateral Trustee or the Administrative Agent granting a Lien on any property, whether real or personal, of any Person to secure the obligations and liabilities of any Indenture Party under any Indenture Document and the other parties from time to time parties to any such Collateral Documents, as any such Collateral Documents may be amended, supplemented or otherwise modified from time to time.

         "Collateral Trustee" means the collateral trustee to be designated pursuant to the Trust Agreement.

          "Company" has the meaning assigned to it in the preamble to this Indenture.

         "Consolidated Cash Flow After Fleet Costs" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

                  (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income); plus

                  (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

                  (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (except with respect to Permitted Vehicle Indebtedness), whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

                  (iv) non-vehicle related depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income; plus

                  (v) all one-time fees, costs and expenses (including cash compensation payments) incurred by the Company and its Restricted Subsidiaries in connection with the Spin-Off, plus

                  (vi) any non-cash compensation charge arising from the grant or issuance of stock, stock options or other equity based awards; minus

                  (vii) non-vehicle related non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP.

         Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the non-vehicle related depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow After Fleet Costs of the Company only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that:

                  (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary;

                  (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

                  (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Tangible Assets" means, as applied to the Company, the total consolidated tangible assets of the Company and its Restricted Subsidiaries less the amount of revenue earning vehicles, net, all as calculated on a consolidated basis in accordance with GAAP.

         "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a board member on the Spin-Off Date or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Continuing Obligations" means all obligations of the Company and its Restricted Subsidiaries, currently existing or entered into in the future, including reimbursement, indemnification and loan obligations, to AutoNation, Inc. and any of its subsidiaries, as a result of payments made by AutoNation, Inc. and any of its subsidiaries under (1) the Credit Agreement, as amended and restated on March 26, 1999, among Republic Industries Autovermietung GmbH, Commerzbank AG, Bremen Branch and the other parties thereto, (2) the Eurodollar Notes, (3) the leases, dated as of July 8, 1997, between Value Rent-A-Car, Inc., as tenant, and Mitsubishi Motor Sales of America, Inc., as landlord, (4) the Motor Vehicle Lease Agreement, dated as of July 1997, between Mitsubishi Motor Sales of America, Inc., Value Rent-A-Car, Inc., Alamo Rent-A-Car, Inc., National Car Rental System, Inc., Spirit Rent-A-Car, Inc. and Republic Industries, Inc.,
(5) the General Motors Letter of Credit, and (6) AutoNation's indemnity obligations to Liberty with respect to surety bonds and related obligations issued for the benefit of the Company or its Subsidiaries, each as amended through and as in effect on the date of this Indenture.

         "Conversion Date" means the date, if any, on which the Initial Loans convert to the Rollover Term Loans in accordance with Section 2.1(b) of the Senior Loan Agreement.

         "Conversion Rate" means, as of any date, the sum of (i) 13.5% and (ii) the then applicable Rollover Spread.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Facility" or "Credit Facilities" means, with respect to the Company or a Restricted Subsidiary, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, restructured, extended, supplemented, refunded, replaced or refinanced in whole or in part from time to time, including without limitation any amendment extending the maturity of any Indebtedness incurred thereunder, increasing the amount incurred or available thereunder in accordance with the terms hereof or deleting, adding or substituting one or more parties thereto.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Customer Lease Financing Loans" has the meaning set forth in the definition of "Specified Financing Subsidiary."

         "Debt Registration Rights Agreement" shall mean the agreement dated the Spin-Off Date among ANC Rental Corporation, the Guarantors and Lehman Commercial Paper Inc. as administrative agent, as amended from time to time, relating to the registration rights with respect to the Exchange Notes.

         "Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto or Exhibit B hereto, as applicable, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.7 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Noncash Consideration" means the fair market value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an officer's certificate, setting forth the basis of the valuation. The aggregate fair market value of the Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received, must be less than 5% of the Company's Consolidated Tangible Assets at the time of the receipt of the Designated Noncash Consideration (with the fair market value being measured at the time received and without giving effect to subsequent changes in value).

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part (other than as a result of the death or disability of the holder thereof or the termination of the employment with the Company or one of the Company's Restricted Subsidiaries of the holder thereof), on or prior to the date that is 91 days after the Final Maturity Date, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under Section 4.7 hereof

         "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

         "Domestic Subsidiary" means any Subsidiary of the Company organized under the laws of the United States or any state thereof or the District of Columbia.

         "Eligible Vehicles" shall mean the motor vehicle inventory of the Company and its Restricted Subsidiaries, in each case, whether held for sale, lease or rental purposes together with service vehicles.

         "Equity Interests" means, Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Registration Rights Agreement" shall mean the agreement dated the Spin-Off Date between the Company and the Administrative Agent, as amended from time to time, related to the registration rights with respect to the warrants referred to therein.

         "Escrow Agent" shall mean The Bank of New York, as Escrow Agent pursuant to the Escrow Agreement.

         "Escrow Agreement" means the Escrow Agreement dated as of the Spin-Off Date among the Company, the Administrative Agent and the Escrow Agent, as amended from time to time in accordance with the terms thereof.

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

         "Event of Default" means any of the events specified in Article 6, provided that all requirements for the giving of notice, lapse of time, or both, and any other conditions, have been satisfied.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Notes specified in the preamble hereto, as they may be amended, supplemented or otherwise modified from time to time.

         "Exchange Offer" has the meaning set forth in the Debt Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Debt Registration Rights Agreement.

         "Exchange Request" has the meaning set forth in Section 2.1(a).

         "Excluded Foreign Subsidiaries" means any Foreign Subsidiary in respect of which (a) no election has been made by the Company to treat such Foreign Subsidiary as a branch for United States tax purposes or (b) total net assets of such Foreign Subsidiary (as shown on the most recent balance sheet of such Foreign Subsidiary delivered to the Administrative Agent) aggregates an equivalent of $5,000,000 or less. Any Foreign Subsidiary which is owned by another Subsidiary that constitutes an Excluded Foreign Subsidiary pursuant to clause (a) of the foregoing sentence shall be an Excluded Foreign Subsidiary.

         "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries committed or in existence on the Closing Date.

         "Final Maturity Date" means June 30, 2007.

         "Finance Companies" means ANC Rental Funding Corp., National Car Rental Financing Corp., National Car Rental Financing Limited Partnership, Car Temps Financing, LLC, Alamo Financing, L.P., Alamo Financing, LLC, ARG Funding Corp., ANC Financial Corporation, ANC Financial GP Corporation, CarTemps Financing, L.P., Spirit Leasing, Inc. and any of their respective successors and any finance Subsidiary of the Company established in the future.

         "Finance Company Equity Interests" means all of the Capital Stock of each of the Finance Company Issuers, together with any other present and future interests, shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of the Finance Company Issuers that may be issued or granted to, or held by, any Obligor listed in the Collateral Agreement while the Collateral Agreement is in effect other than the general partnership interests in each of Alamo Financing L.P., National Car Rental Financing Limited Partnership and Car Temps Financing, L.P.

         "Finance Company Issuer" means each of Alamo Financing L.P., National Car Rental Financing Limited Partnership, Car Temps Financing, L.P., ARG Funding Corp., Alamo Financing, LLC, National Car Rental Financing Corp. and Car Temps Financing LLC.

         "Financing Leases" has the meaning set forth in the Base Indenture, dated as of February 26, 1993, between ARG Funding Corp., as issuer, and The Bank of New York, as trustee, as supplemented or amended from time to time.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow After Fleet Costs of such Person for such period to the Fixed Charges After Fleet Costs of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or repurchases, repays, defeases or otherwise redeems any Indebtedness (other than revolving credit borrowings under any Credit Facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repurchase, repayment, defeasance or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, including to refinance other Indebtedness, as if the same had occurred at the beginning of the applicable four-quarter reference period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based on the average daily balance of such Indebtedness during such period). In addition, for purposes of making the computation referred to above:

                  (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow After Fleet Costs for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income;

                  (ii) the Consolidated Cash Flow After Fleet Costs directly attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

                  (iii) the Fixed Charges After Fleet Costs directly attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges After Fleet Costs will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

                  For purposes of calculating the Fixed Charge Coverage Ratio,
(a) acquisitions, Investments and dispositions which have been made by any Person which has become a Restricted Subsidiary of the Company or been merged with or into the Company or any Restricted Subsidiary of the Company during the reference period, or subsequent to the reference period but prior to the Calculation Date, shall be calculated on a pro forma basis, including all of the calculations referred to above, assuming that such acquisitions and dispositions occurred on the first day of the reference period; and (b) for purposes of determining the pro forma effect of any acquisitions referred to in (i) above, Consolidated Cash Flow After Fleet Costs may be determined in good faith by a responsible financial or accounting officer of the Company to give effect to the pro forma effect of expense and cost reductions provided that such calculations are done on a basis that is consistent with Regulation S-X under the Securities Act.

         "Fixed Charges After Fleet Costs" means, with respect to any Person for any period, the sum, without duplication, of:

                  (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period (except with respect to Permitted Vehicle Indebtedness), whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations (excluding any interest component of a capitalized lease in respect of that portion of a Capital Lease Obligation of a Restricted Subsidiary that is non-recourse to such Person), commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations);

                  (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period (except with respect to Permitted Vehicle Indebtedness);

                  (iii) any interest expense actually paid on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and

                  (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock), multiplied by
         (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fleet Intercreditor Agreement" means the Intercreditor and Subordination Agreement, to be entered into by and among certain Obligors listed therein, the Company and certain direct and indirect lenders to the Company and/or Obligors listed therein, as listed on the schedule thereto, as amended, supplemented or otherwise modified from time to time.

         "Foreign Asset Sale" means an Asset Sale in respect of the Capital Stock or assets of a Foreign Subsidiary to the extent that the proceeds of such Asset Sale are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

         "Foreign Subsidiary" means either (a) any Subsidiary of the Company that is not a Domestic Subsidiary or (b) a Domestic Subsidiary whose only assets are the Capital Stock of one or more Foreign Subsidiaries.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable (1) at the Closing Date and (2) with respect to periodic reporting requirements, as in effect from time to time.

         "General Motors Letter of Credit" means the letters of credit, in the aggregate face amounts of $60,000,000 issued by Deutsche Bank and West LB for the benefit of The Bank of New York, as agent.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto.

         "Global Note Legend" means the legend set forth in Section 2.10(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. The amount of any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

         "Guarantor" means any Subsidiary as set forth in Exhibit H and any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns.

         "Guarantor Subordinated Obligations" with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Closing Date or thereafter incurred) which is expressly subordinate in right of payment to the obligations of such Guarantor under such Guarantor's Subsidiary Guarantee pursuant to a written agreement.

         "Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under:

                  (i) interest rate swap agreements, interest rate cap and floor agreements and interest rate collar agreements;

                  (ii) foreign exchange contracts and currency swap agreements; and

                  (iii) other agreements or arrangements in the ordinary course of business designed to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

         "Holder" means the Person in whose name a Loan (and any corresponding Note(s)) is registered.

         "IAI Global Note" means the global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

         "Inactive Subsidiary" means each Subsidiary of the Company that has total net assets (as shown on the most recent balance sheet of such Subsidiary delivered to the Agents) of $100,000 or less.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof, of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) appears as a liability upon a balance sheet of such

Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), provided that for purposes of determining the amount of any such secured Indebtedness, the amount of such Indebtedness shall be limited to the lesser of the fair market value of such asset or the amount of such Indebtedness and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be:

                  (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

                  (ii) the principal amount thereof, together with any interest thereon that is more than 45 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indenture Documents" means this Indenture, the Warrant Agreement, the Escrow Agreement, the Debt Registration Rights Agreement, the Equity Registration Rights Agreement, the Exchange Notes, the Subsidiary Guarantees and the Collateral Documents, as the same may be amended, supplemented or modified from time to time.

         "Indenture Parties" is the collective reference to the Company and each of its Restricted Subsidiaries which from time to time is a party to any Indenture Document.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Loans" means the Tranche A Initial Loans and the Tranche B Initial Loans.

         "Initial Maturity Date" means June 30, 2001.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "Insurance Company" means International AutoNation Group Insurance Company, Ltd. and its successors and any other captive insurance subsidiary of the Company currently existing or established in the future.

         "Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement, dated as of August 30, 2001, among the Company, the Subsidiary Guarantors, the Collateral Trustee and the administrative agents under the New Credit Facility, as the same may be amended, supplemented or otherwise modified from time to time.

         "Interest Payment Date" means, (a) the last day of each March, June, September and December and (b) the date of any repayment or prepayment made in respect of any Note.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of

Indebtedness or other Obligations), advances of assets or capital contributions (excluding commissions, travel and entertainment, moving, and similar advances or loans to officers, directors, consultants and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Investment shall exclude: (i) extensions of trade credit in the ordinary course of business; (ii) deposits or partial payments made in anticipation of a purchase or acquisition that would be a Permitted Investment when consummated; (iii) security deposits or prepayments with respect to operating leases; and (iv) payments made in connection with the renewals or exercise of any option to renew an operating lease. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Company, the Company or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described in Section 4.7 hereof.

         "Lenders" means the several banks and other financial institutions or entities from time to time parties to the Senior Loan Agreement.

         "Letter Agreement" shall mean the Letter Agreement, dated as of August 30, 2001, by the Trustee, certain other Obligors, the Finance Company Issuers, Wilmington Trust Company, and certain lenders party thereto, in respect of the grant of liens on the Finance Company Equity Interests, as the same may be amended or supplemented from time to tome.

         "Liberty" means Liberty Mutual Insurance Company, in its capacity as the provider of surety bonds and similar undertakings for the account of the Company and its Subsidiaries, or its successors.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 3(c) of the Debt Registration Rights Agreement.

         "Loan Notes" is the collective reference to the Rollover Term Notes and the Initial Notes as each such term is defined in the Senior Loan Agreement.

         "Loans" means any Initial Loans and Rollover Term Loans made by any Lender pursuant to the Senior Loan Agreement.

         "MBIA Consent" means the Consent Agreement, dated as of August 30, 2001, by MBIA Insurance Corporation and acknowledged by the Company, certain of the Finance Companies, certain of the Company's other Subsidiaries and the Collateral Trustee, in respect of the grant of the Liens on the Finance Company Equity Interests, as the same may be amended, supplemented or otherwise modified from time to time.

         "Mortgages" means each of the mortgages and deeds of trust to be made by any Indenture Party in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Holders and other parties to the Collateral Documents, in the form and substance reasonably satisfactory to the Collateral Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (i) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with:

                           (A)      any Asset Sale (including, without
                  limitation, dispositions pursuant to sale and leaseback transactions); or

                           (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

                  (ii) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss); and

                  (iii) any gain or loss realized upon the termination of any employee pension benefit plan shall be excluded.

         "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of

                  (i) all costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, and sales and underwriting commissions) and any relocation expenses incurred as a result thereof;

                  (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

                  (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of the Asset Sale;

                  (iv) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

                  (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary thereof as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by the Company or any Restricted Subsidiary thereof after the Asset Sale, including without limitation liabilities under any indemnification obligations and severance and other employee termination costs associated with the Asset Sale; and

                  (vi) any portion of the purchase price from an Asset Sale required by the terms of such Asset Sale to be placed in escrow (whether as a reserve for a purchase price adjustment, for satisfaction of indemnity or otherwise), provided that upon termination of such escrow Net Proceeds will be increased by any portion of the funds therein released to the Company or any Restricted Subsidiary of the Company.

         "New Credit Facility" means (a) the $175 million secured credit facility pursuant to the Amended and Restated Credit Agreement, dated as of June 30, 2000, among the Company, the lenders parties thereto, Congress Financial Corporation (Florida), as administrative agent, and others, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, refunded, replaced or refinanced from time to time including without limitation any amendment extending the maturity of any Indebtedness incurred thereunder, increasing the amount incurred or available thereunder in accordance with the terms hereof or deleting, adding or substituting one or more parties thereto and (b) the $40 million secured credit facility pursuant to the Amended and Restated Credit Agreement, dated as of June 30, 2000, among the Company, the lenders parties thereto, Lehman Commercial Paper Inc., as administrative agent, and others, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, refunded, replaced or refinanced from time to time including without limitation any amendment extending the maturity of any Indebtedness incurred thereunder, increasing the amount incurred or available thereunder in accordance with the terms hereof or deleting, adding or substituting one or more parties thereto.

         "Non-Recourse Debt" means Indebtedness:

                  (i) as to which neither the Company nor any of its Restricted Subsidiaries:

                           (A)      provides credit support of any kind
                  (including any undertaking, agreement or instrument that would constitute Indebtedness but excluding any agreement to provide managerial support), other than a pledge of Equity Interests of any Unrestricted Subsidiary;

                           (B) is directly or indirectly liable (as a guarantor or otherwise); or

                           (C)      constitutes the lender;

                  (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Notes" the Loan Notes and the Exchange Notes, as originally executed or as subsequently amended from time to time pursuant to the applicable provisions hereof.

         "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including liquidated damages, if any), guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the General Counsel, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of such Person.

         "Officers' Certificate" means a certificate signed on behalf of any Person by either the principal executive officer, the principal financial officer, the general counsel, the treasurer, the principal accounting officer, a Senior Vice President or other Responsible Officer that meets the requirements of Section 12.5 hereof.

         "144A Global Note" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 12.5 hereof. The counsel may be an employee of or counsel to any of the Company, any Subsidiary of the Company or the Trustee.

         "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Permitted Business" means the lines of business conducted by the Company and its Restricted Subsidiaries on June 30, 2001 and businesses reasonably related, complimentary or ancillary thereto, including reasonably related extensions or expansions thereof.

         "Permitted Investments" means:

                  (i) any Investment in the Company or in a Restricted Subsidiary of the Company (including the acquisition of any Equity Interest in a Restricted Subsidiary);

                  (ii)     any Investment in cash or Cash Equivalents;

                  (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in a Permitted Business if as a result of such Investment:

                           (A) such Person becomes a Restricted Subsidiary of the Company; or

                           (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

                  (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under Section 4.10 hereof or the disposition of assets not constituting an Asset Sale;

                  (v) any acquisition of Capital Stock or other securities for consideration to the extent such consideration consists of Equity Interests (other than Disqualified Stock) of the Company;

                  (vi) other Investments by the Company or any of its Restricted Subsidiaries in any Person having an aggregate fair market value (measured as of the date made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (vi) that are at that time outstanding, not to exceed 5% of the Company's Consolidated Tangible Assets;

                  (vii) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, equity, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding) in connection with the conduct of the business of the Company and its Restricted Subsidiaries;

                  (viii) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (ix) payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (x) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

                  (xi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor (including customers and suppliers) or an Investment acquired by the Company or a Restricted Subsidiary of the Company as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to such secured Investment;

                  (xii) any Investment existing on the Closing Date and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof;

                  (xiii) guarantees of Indebtedness permitted under the covenant described under Section 4.8 hereof;

                  (xiv) Investment in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits;

                  (xv)     Investments in any of the Notes;

                  (xvi) Investments made by any of the Company's insurance subsidiaries in the ordinary course of their business to the extent such Investments are not made with funds provided by the Company or any Restricted Subsidiary solely for the purpose of making such Investments;

                  (xvii) the purchase by the Company or one of its Restricted Subsidiaries of warrants to purchase preferred stock of E-Travel, Inc. and the exercise of such warrants for an aggregate amount not to exceed $1.75 million.; and

                  (xviii) Investments made by the Company or any of its Subsidiaries of the proceeds in the Real Estate Cash Collateral Account.

         "Permitted Liens" means:

                  (i) Liens on assets of the Company or any Restricted Subsidiary to secure Indebtedness permitted by clause (i), (ii) or (xx) of Section 4.8(b);

                  (ii) Liens on the assets of the Company or any of its Restricted Subsidiaries to secure Hedging Obligations, provided that the Liens are only secured by property or assets that secure the Indebtedness relating to the Hedging Obligation or the property securing Indebtedness under any Credit Facility permitted by this Indenture to be incurred;

                  (iii) Liens on property, assets or Equity Interests of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

                  (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that, such Liens were in existence prior to the contemplation of such acquisition and only extend to the property so acquired;

                  (v)      Liens existing on the Closing Date;

                  (vi) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

                  (vii) Liens in favor of the Company or any Restricted Subsidiary, including Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or Restricted Subsidiary;

                  (viii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, letters of credit permitted by this Indenture, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties);

                  (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor;

                  (x) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of Section 4.8(b) hereof covering only the assets acquired with such Indebtedness;

                  (xi) liens imposed by law, such as carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens, in each case, arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor;

                  (xii) easements, rights-of-way, minor survey exceptions, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

                  (xiii) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business;

                  (xiv) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company or any of its Restricted Subsidiaries and not otherwise prohibited by this Indenture;

                  (xv) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended, or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security benefits or obligations, public or statutory obligations or other obligations of a like general nature incurred in the ordinary course of business;

                  (xvi) any attachment or judgment Lien not constituting an Event of Default under clause (g) of the first paragraph of the section described above under Section 6.1;

                  (xvii) any interest or title of a lessor or sublessor under any operating lease;

                  (xviii) Liens on any airport concession agreements or permits to secure loans extended to finance tenant improvements used in connection with the concession agreement or permit subject to such Lien;

                  (xix) Liens on Permitted Vehicle Collateral securing Permitted Vehicle Indebtedness and liens on cash collateral or Cash Equivalents as permitted by the terms of the documentation governing the Permitted Vehicle Indebtedness;

                  (xx) Liens securing Customer Lease Financing Loans incurred without violation of this Indenture;

                  (xxi) Liens on the assets or Equity Interests of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries not otherwise prohibited by this Indenture;

                  (xxii) Liens (not in respect of Indebtedness) arising from financing statements filed under the Uniform Commercial Code for informational purposes with respect to leases incurred in the ordinary course of business;

                  (xxiii) Liens on assets so long as neither (a) the aggregate outstanding principal amount of the obligations secured thereby nor (b) the aggregate fair market value

         (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto (as to the Company and all Restricted Subsidiaries) exceeds $5 million at any one time;

                  (xxiv) Liens in connection with the incurrence of Permitted Vehicle Indebtedness consisting of floating charges on the personal property of Foreign Subsidiaries; provided that such Liens secure, in the aggregate, no more than the equivalent of $100;

                  (xxv)    Liens created pursuant to the Collateral Documents;

                  (xxvi) Liens purported to be created pursuant to the General Agreements of Indemnity and Commercial Surety, issued by the Company, as "Indemnitor", in favor of Liberty, on each of August 4, 2000 and October 1, 2000; and

                  (xxvii) Liens to secure working capital Indebtedness of National Car Rental (Canada) Inc. to Bank of Montreal (or its successors) in an amount not to exceed 25,000,000 Canadian Dollars.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, restructure, supplement, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (i) principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, any Indebtedness so extended, refinanced, renewed, replaced, restructured, supplemented, defeased or refunded (plus the amount of expenses and premiums incurred in connection therewith);

                  (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (iv) such Indebtedness is incurred either by the Company or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or a Guarantor.

         "Permitted Vehicle Collateral" means, as of any Determination Date or at any other time, the collateral securing Permitted Vehicle Indebtedness and covering cash collateral deposits, vehicles and assets attributable to, or directly associated with, vehicles, such as manufacturers' obligations to repurchase such vehicles, rental receivables and receivables arising on the disposition of vehicles, proceeds of insurance covering such vehicles, and any other property of a type customarily securing Permitted Vehicle Indebtedness.

         "Permitted Vehicle Indebtedness" means (i) Indebtedness incurred by the Company or any Restricted Subsidiary to finance or refinance, directly or indirectly, Eligible Vehicles (but only to the extent actually used to finance or refinance Eligible Vehicles) and (ii) Indebtedness of the Company or any Restricted Subsidiary secured by Permitted Vehicle Collateral; provided, however, that any Indebtedness redesignated pursuant to clause (b)(iii) of
Section 4.9 shall not constitute Permitted Vehicle Indebtedness; and provided, further, that the Loans shall not be deemed to constitute Permitted Vehicle Indebtedness when incurred.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PIK Interest Amount" means the aggregate amount equal to the amount of interest borne by the Notes in excess of 14% per annum or 16% per annum if the interest rate borne by such notes is increased pursuant to Section 2.3(b).

         "Private Placement Legend" means the legend set forth in Section 2.10 to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Projected Excess Cash Flow" means the amount by which the forecasted liquidity of the Company and its Subsidiaries as reflected in the line item for "Peak Needs" under the heading "Excess/Shortage" in the Cash Flow Forecast delivered pursuant to Section 4.21 exceeds $75,000,000 through the period covered by the Cash Flow Forecast.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Real Estate Cash Collateral Account" means the cash collateral account established pursuant to the Cash Collateral Agreement.

         "Real Estate Transactions" means the sale and leaseback of the real property of the Company and its Subsidiaries listed on Schedule 1.1(b) hereto.

         "Redemption Premium" means, with respect to a Note of any series on any redemption date, the excess, if any, of (i) the present value at such time of
(A) the principal amount of such Note plus (B) all required interest payments that would have been payable on such Note but for such redemption (excluding any accrued interest for the period prior to the redemption date), computed by discounting (on a semi-annual basis) such amounts using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such Note.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Responsible Officer" shall mean, (1) when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture and (2) with respect to any person, any officer who has knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" means with respect to a Person, any Subsidiary of such Person that is not an Unrestricted Subsidiary; provided that, on the Closing Date, all Subsidiaries of the Company shall be Restricted Subsidiaries of the Company.

         "Risk Management Subsidiary" means each of Post Retirement Liability Management, Inc., a Florida corporation, and Rental Liability Management, Inc., a Florida corporation.

         "Rollover Spread" means 50 basis points during the 90-day period commencing on the Initial Maturity Date, increasing by 50 basis points upon each 90-day anniversary of the Initial Maturity Date.

         "Rollover Term Loans" means the Tranche A Rollover Term Loans and the Tranche B Rollover Term Loans.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated the Securities Act.

         "SEC" means the Securities and Exchange Commission or any successor agency or body.

         "Second Amendment" means the Second Amendment, dated as of March 29, 2001, to the Senior Loan Agreement.

         "Second Amendment Effective Date" means the effective date of the Second Amendment.

          "Secured Parties" means, collectively (i) the Surety Parties (as defined in the Trust Agreement), (ii) the Lenders and the Administrative Agent,
(iii) the Trustee and the Holders and (iv) Wilmington Trust Company, in its capacity as trustee under the Trust Agreement, and any successor trustee appointed thereunder.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Senior Loan Agreement" means the Amended and Restated Senior Loan Agreement, dated as of June 30, 2000, among the Company, the lenders named therein, Lehman Brothers Inc., as sole arranger, and Lehman Commercial Paper Inc., as syndication agent and administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time.

         "Separation and Distribution Agreement" means the Separation and Distribution Agreement entered into by the Company and AutoNation on the Spin-Off Date, as the same may be amended, supplemented or otherwise modified in accordance with Section 4.14 herein.

         "Series" means all Notes issued under Section 2.3(a) hereof with the same Conversion Rate.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Debt Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary of the Company that is a "significant subsidiary" as that term is defined under Rule 405 of the Securities Act.

         "Specified Financing Subsidiary" means a Wholly Owned Subsidiary of the Company (into which the Company or a Restricted Subsidiary has directly or indirectly contributed only nominal equity) that is solely engaged in the business of acquiring vehicles for and then leasing such vehicles to, a specified customer (the "Customer"); provided that:

                  (i) such vehicles are purchased solely with the proceeds of loans made by the Customer to such Specified Financing Subsidiary (the "Customer Lease Financing Loans");

                  (ii) neither the Company nor any Restricted Subsidiary of the Company provides the Specified Financing Subsidiary any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or is directly or indirectly liable (as a guarantor or otherwise) for such Customer Lease Financing Loans; and

                  (iii) the explicit terms of such Customer Lease Financing Loans provide that there shall be no recourse against any of the assets of the Company or its Restricted Subsidiaries.

         "Spin-Off" means the distribution by AutoNation to its shareholders in a tax-free spin-off of 100% of the shares of common stock of the Company as of June 30, 2000.

         "Spin-Off Date" means June 30, 2000.

         "Spin-Off Documents" means the AutoNation Reimbursement Agreement, the Transitional Services Agreement, the Tax Sharing Agreement, the Separation and Distribution Agreement and the Benefits Agreement.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the New Credit Facility or other original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subordinated Obligation" any Indebtedness of the Company (whether outstanding on the date of this Indenture or thereafter incurred or arising) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

         "Subsequent Exchange Notes" means Exchange Notes issued by the Company for the payment of PIK Interest Amounts under the terms of Section 2.3(a)(ii) hereof.

         "Subsidiary" means, with respect to any Person:

                  (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and

                  (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof).

         "Subsidiary Guarantee" means the Guarantees by the Guarantors listed on Exhibit H and such new Guarantors that execute the supplemental indenture in the form of Exhibit G of all of the Company's Obligations under the Loans and the Notes.

         "Tax Sharing Agreement" the Tax Sharing Agreement entered into by the Company and AutoNation on or before the Spin-Off Date, as the same may be amended, supplemented or otherwise modified in accordance with Section 4.14 herein.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, as such act may be amended from time to time.

         "Tranche A Initial Loans" means the Tranche A Initial Loans deemed to be made by the Lenders to the Company pursuant to the Senior Loan Agreement.

         "Tranche A Rollover Term Loans" means the loans, if any, by Lenders to the Company into which the Tranche A Initial Loans are converted on the Initial Maturity Date pursuant to Section 2.1(b) of the Senior Loan Agreement.

         "Tranche B Initial Loans" means the Tranche B Initial Loans deemed to be made by the Lenders to the Company pursuant to the Senior Loan Agreement.

          "Tranche B Rollover Term Loans" means the loans, if any, by Lenders to the Company into which the Tranche B Initial Loans are converted on the Initial Maturity Date pursuant to Section 2.1(b) of the Senior Loan Agreement.

         "Transfer Date" means, for any exchange of Rollover Term Loans for Notes, the date on which such Rollover Term Loans are exchanged for Notes.

         "Transitional Services Agreement" means the Transitional Services Agreement entered into by the Company and AutoNation on the Spin-Off Date, as the same may be amended, supplemented or otherwise modified in accordance with
Section 4.14 herein.

         "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the relevant redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) equal to the period from the redemption date to the Final Maturity Date; provided, however, that if the period from the redemption date to the Final Maturity Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of the United States Treasury securities for the next shortest and next longest maturities for which such yields are given.

         "Trust Agreement" means the Trust Agreement, dated as of August 30, 2001, among the Company, the Subsidiary Guarantors and the Collateral Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary:

                  (i)      has no Indebtedness other than Non-Recourse Debt;

                  (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company (other than in connection with the pledge of the Equity Interests of an Unrestricted Subsidiary) unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                  (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries other than the Notes; and

                  (v) has at least one director on its board of directors that is not a director or executive officer of the Company or any Restricted Subsidiary and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries;

provided that, the provisions set forth in clauses (iii) and (iv) of this definition of "Unrestricted Subsidiary" shall not be applicable if any of the foregoing are permitted by Section 4.7 hereof.

         "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

         "Vehicle Collateral" means all Vehicles subject to Financing Leases pursuant to which any of National Car Rental System, Inc., Spirit Rent-A-Car, Inc. d/b/a Alamo or Alamo Rent-A-Car, LLC is the lessee and which vehicles are included in the Lessee Grantor Master Collateral under and as defined in the Master Collateral Agency Agreement.

         "Vehicles" means all now owned or hereafter acquired cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

         "Voting Stock" of any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Warrant Agreement" means the Warrant Agreement, dated as of June 30, 2000, between the Company and The Bank of New York, as the same may be amended, supplemented or modified from time to time.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary, 100% of the outstanding Capital Stock and other Equity Interests of which is directly or indirectly owned by the Company or by one or more Wholly Owned Subsidiaries of such Person other than director's qualifying shares or shares held by citizens or nationals of a foreign jurisdiction pursuant to regulatory requirements.

Section 1.2       Other Definitions.

Term                                                              Defined in
                                                                  Section
"Affiliate Transaction"                                           4.14
"AIG"                                                             1.1
"Asset Sale Excess Proceeds"                                      4.10
"Authentication Order"                                            2.6
"Cash Flow Forecast"                                              4.21
"Change of Control Offer"                                         4.13
"Change of Control Payment"                                       4.13
"Change of Control Payment Date"                                  4.13
"Confidential Agreements"                                         4.4
"Covenant Defeasance"                                             8.3
"Determination Date"                                              4.9
"Eurodollar Notes"                                                1.1
 "Event of Default"                                               6.1
"Excess Proceeds"                                                 3.8
"Exchange Request"                                                2.1
"Fifteenth Amendment"                                             1.1
"incur"                                                           4.8
"Legal Defeasance"                                                8.2
"Liberty Letter of Credit"                                        1.1

"Offer"                                                           3.9
"Offer Amount"                                                    3.9
"Offer Period"                                                    3.9
"Paying Agent"                                                    2.7
"Payment Default"                                                 6.1
"Permitted Debt"                                                  4.8
"Purchase Date"                                                   3.9
"Registrar"                                                       2.7
"Restricted Payments"                                             4.7
"Royal"                                                           1.1
"Tranche A Exchange Note"                                         2.1
"Tranche B Exchange Note"                                         2.1

Section  1.3      Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4       Rules of Construction.

         Unless the context otherwise requires:

         (a)      a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined when used in an accounting context has the meaning assigned to it in accordance with GAAP;

         (c)      "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e)      provisions apply to successive events and transactions; and

         (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Section 1.5       Effective Date.

         The provisions of this Indenture shall take effect upon the issuance of any Notes in exchange for Rollover Term Loans pursuant to Section 2.3 of the Senior Loan Agreement and shall have no effect until such issuance.

                                   ARTICLE 2
                                    THE NOTES

Section 2.1       Option to Exchange Rollover Term Loans for Notes.

         (a) On any Business Day on or after the Conversion Date (if any), subject to the prior written consent of the Administrative Agent, any Lender may elect to exchange all or any portion of its (i) Tranche A Rollover Term Loans for Notes ("Tranche A Exchange Notes") and (ii) Tranche B Rollover Term Loans for Notes ("Tranche B Exchange Notes") by giving not less than ten Business Days' prior irrevocable written notice of such election to the Company, the Escrow Agent, the Administrative Agent and the Trustee specifying the principal amount of its promissory notes to be transferred (which shall be integral multiples of $1,000), the name of the proposed registered holder, the applicable Conversion Rate, all other terms of the Note not specified in the form of Note and, subject to the terms of this Indenture, the amount of each Note requested (each such notice, an "Exchange Request"). Any such Lender shall deliver any promissory note evidencing the Rollover Term Loans held by it to the Administrative Agent together with its delivery of an Exchange Request. Loans exchanged for Notes pursuant to this Section 2.1 shall be deemed repaid and canceled, and the Notes so issued shall be governed by and construed in accordance with the provisions of this Indenture.

         (b) Not later than the tenth Business Day after delivery of an Exchange Request with respect to an exchange of all or any portion of a Rollover Term Loan for one or more Notes to which the Administrative Agent has given its prior written consent:

                  (i) the Administrative Agent shall deliver to the Escrow Agent original promissory notes evidencing Rollover Term Loans (if any) delivered to it by the Lender delivering the Exchange Request pursuant to Section 2.1(a);

                  (ii) the Escrow Agent shall cancel each promissory note evidencing Rollover Term Loans (if any) so delivered to it; and

                  (iii) the Escrow Agent shall deliver the applicable Note(s) to the Trustee for authentication and delivery to the Holder or Holders thereof specified in the Exchange Request.

Section 2.2       Principal Amount and Maturity.

         (a) The principal amount of the Notes received by each Holder will equal 100.0% of the aggregate principal amount of the Rollover Term Loans for which they are exchanged pursuant to Section 2.1 hereof. If a Default (but not an Event of Default) shall have occurred and be continuing on the date of such exchange, any notices given or cure periods commenced while the Initial Loans or Rollover Term Loans were outstanding shall be deemed given or commenced (as of the actual dates thereof) for all purposes with respect to the Notes (with the same effect as if the Notes had been outstanding as of the actual dates thereof).

         (b)      All Notes will mature on the Final Maturity Date.

Section 2.3       Interest Rate and Payments.

         (a)      (i)      Accrued interest on the Rollover Term Loans
exchanged for the Notes shall be canceled, and the Notes received in such transfer shall bear interest for the period from and including the later of (A) the most recent date to which interest has been paid on the Rollover Term Loans for which such Notes were so exchanged and (B) the Initial Maturity Date, to, but excluding, the Final Maturity Date, at a fixed rate per annum equal to the Conversion Rate then in effect (which Conversion Rate shall be provided by the Company to the Trustee), subject to Section 2.3(a)(ii), on the date of the applicable Exchange Request. The Conversion Rate shall be noted on the form of the Note and notice thereof shall be given to the Holder, the Company and the Trustee by the Holder who sold the Note.

                  (ii) Notwithstanding the foregoing clause (i), but subject to Section 2.3(b), the interest rate borne by the Notes shall not exceed the lesser of (a) 18% per annum subject to Section 2.3(b) and (b) the maximum interest rate permitted by law. Subject to Section 2.3(b), to the extent the interest on the Notes for any interest period exceeds a rate equal to 14% per annum (or 16% per annum if the interest rate borne by such Notes is increased pursuant to Section 2.3(b)), the Company may elect to capitalize such excess interest (or portion thereof) as principal and thereby add such capitalized interest to the principal amount of the Notes. Such interest capitalized as principal and thereby added to the principal amount of the Notes shall be referred to as "PIK Interest Amount." The Company may issue Subsequent Exchange Notes in an aggregate principal amount equal to all or a portion of such PIK Interest Amount to be paid. Subsequent Exchange Notes shall be of the same tranche (Tranche A or Tranche B, as the case may be) as that of the Exchange Notes they are being issued in respect of and shall be in a form substantially similar to Exhibit A hereto or Exhibit B hereto, as applicable, and shall bear interest and provide for redemption on the same terms as the Exchange Notes with respect to which they were issued.

         (b) If all or a portion of (i) the principal amount of any of the Notes or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise, but taking into account any applicable grace period under Section 6.1(a)), such overdue amount shall, without limiting the rights of the Holders under Article 6, bear interest at a rate per annum that is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.3 plus 2% per annum from the date of such nonpayment until such amount is paid in full (as well after as before judgment) and, notwithstanding anything herein to the contrary, such additional 2% per annum shall be paid in cash.

         (c) Interest shall be payable in arrears on each Interest Payment Date. Payments made on the first Interest Payment Date after the Transfer Date with respect to any Note shall include any interest accrued but not paid on the Rollover Term Loans exchanged for such Note as set forth in Section 2.3(a)(i).

Section 2.4       Transferability; Notice of Intent to Transfer.

         Each Holder shall have an unconditional and absolute right to sell its Notes subject to and in compliance with the provisions of this Indenture (including any restrictions on transferability imposed by the Securities Act).

Section 2.5       Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto or Exhibit B hereto, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage as well as the legends set forth herein. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto or Exhibit B hereto, as applicable (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A hereto or Exhibit B hereto, as applicable (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.10 hereof.

         (c) Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

         (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.6       Execution and Authentication.

         Any Officer shall sign the Notes for the Company by manual or facsimile signature. The Company seal may be reproduced on the Notes and may be in facsimile form. The Notes shall be dated the date of their authentication.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon written orders of the Company signed, from time to time, by any Officer (an "Authentication Order"), authenticate Notes for original issue (a) in the case of Exchange Notes, in an aggregate principal amount equal to 100.0% of the aggregate principal amount of Rollover Term Loans exchanged for such Exchange Notes as provided in Section 2.3 of the Senior Loan Agreement, and (b) in the case of Subsequent Exchange Notes, in an aggregate principal amount equal to the PIK Interest Amount that the Company has chosen to pay in Subsequent Exchange Notes, with the interest rate, redemption features, and other terms specified in such Authentication Order. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.11 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.7       Registrar and Paying Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying

Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.8       Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.9       Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Registrar shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Registrar shall otherwise comply with TIA ss. 312(a).

Section 2.10      Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the

Regulation S Global Note be exchanged by the Company for Definitive Notes prior to the expiration of the Restricted Period. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.11 and
2.14 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.10 or
Section 2.11 or 2.14 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.10(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.10(b) or (c) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Arranger).Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.10(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.10(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1)above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global

         Note prior to the expiration of the Restricted Period. Upon consummation of an Exchange Offer by the Company in accordance with
         Section 2.10(f) hereof, the requirements of this Section 2.10(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.10(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.10(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.10(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Debt Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

                           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Debt Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or

                                    (2)      if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.6 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c)      Transfer or Exchange of Beneficial Interests for Definitive
Notes.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.10(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.10(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.10(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.10(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a

         Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Debt Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
         144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Debt Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Debt Registration Rights Agreement; or

                           (D)      the Registrar receives the following:


                                           (1) if the holder of such beneficial
                                    interest in a Restricted Global Note
                                    proposes to exchange such beneficial
                                    interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

                                           (2) if the holder of such beneficial
                                    interest in a Restricted Global Note
                                    proposes to transfer such beneficial
                                    interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

                           and, in each such case set forth in this subparagraph
                           (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.10(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.10(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.10(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
         Note issued in exchange for a beneficial interest pursuant to this
         Section 2.10(c)(iv) shall not bear the Private Placement Legend.

         (d)      Transfer and Exchange of Definitive Notes for Beneficial
Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                           (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Debt Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Debt Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the Holder of such Definitive
                                    Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

                                    (2)      if the Holder of such Definitive
                                    Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

                           and, in each such case set forth in this subparagraph
                           (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the subparagraphs in this
Section 2.10(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

         If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.6 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.10(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.10(e).

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

         (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Debt Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Debt Registration Rights Agreement; or

                  (D)      the Registrar receives the following:

                           (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

                           (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Debt Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.6, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i)      Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form.

         "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT

WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

                           (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs
                  (b)(iv), (c)(iii),(c)(iv), (d)(ii), (d)(iii), (e)(ii) or
                  (e)(iii) to this Section 2.10 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.10(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (iii) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

         "THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.15 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i)      General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.14, 3.6, 3.7, 4.9, 4.14 and
         9.5 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
         3.3 hereof and ending at the close of business on the day of selection,
         (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.6 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.10 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.11      Replacement Notes.

         If (a) any mutilated Note is surrendered to the Trustee or the Company or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.12      Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee after an Exchange Request is given, except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.12 as not outstanding. Except as set forth in Section 2.13 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.11 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.13      Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (including for the purposes of Section 9.2), shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.14      Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.15      Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Notes to the Company. The Trustee shall provide the Company with a list of all Notes that have been canceled from time to time as requested by the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.16      Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest described in Section 2.3(b) plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.17      CUSIP Numbers.

         The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) for each series of Notes and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.1       Redemption.

         The Company may redeem the Notes of any series, in whole at any time or in part from time to time on the basis provided for in Section 3.3 herein for the greater of (i) their principal amount or (ii) their principal amount plus the Redemption Premium for each series plus accrued and unpaid interest to the redemption date.

Section 3.2       Notices to Trustee.

         If the Company elects to redeem Notes pursuant to Section 3.1 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes of each series to be redeemed and (iv) the redemption price for each series of Notes to be redeemed.

Section 3.3       Notice of Redemption.

         Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes (including CUSIP Numbers) to be redeemed and shall state:

         (a)      the redemption date;

         (b)      the redemption price for the series of Notes to be redeemed;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d)      the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4       Selection of Notes To Be Redeemed; Procedure for Optional
                  Redemption.

         If less than all of the Notes of any series are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes of such series in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes of the series to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes of such series not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.5       Effect of Notice of Redemption.

         Once notice of an offer of redemption has been mailed by the Agent under Section 3.4, Notes that are to be redeemed in accordance with such notice and the terms of this Article 3 shall become irrevocably due and payable on the redemption date (except in the case of non-redeemable Notes, which are subject to the requirements of Section 3.4). Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Upon surrender to the Paying Agent, such Notes shall be paid under the terms stated in Section 3.4; provided that if the redemption date is after a record date for the payment of interest and on or prior to the related Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.

Section 3.6       Deposit of Redemption Price.

         Prior to 10:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and (except if the redemption date shall be an interest payment date) accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation. The Trustee or Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

Section 3.7       Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.8       Application of Excess Cash Collateral and Projected Excess
                  Cash Flow.

         If the sum of (i) the aggregate amount of the Net Proceeds of the Real Estate Transactions deposited by the Company into the Real Estate Cash Collateral Account pursuant to the Cash Collateral Agreement, plus (ii) 100% of the Projected Excess Cash Flow, less (iii) the aggregate amount of the reduction of availability under the New Credit Facility as a result of the Real Estate Transactions, exceeds the amounts used to prepay Rollover Term Loans pursuant to
Section 2.5(c) of the Senior Loan Agreement (including the application of any amounts held in the Cash Collateral Account and applied to the prepayment of the Rollover Term Loans) (any such excess, the "Excess Proceeds"), then within ten days of November 30, 2001, the Company shall commence an Offer pursuant to
Section 3.9 to all Holders at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in Section 3.9 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose. If the aggregate principal amount of Notes surrendered exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.

Section 3.9       Offer to Purchase.

         In the event that, pursuant to Section 3.8 or Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Offer"), it shall follow the procedures specified below.

         The Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 3.8 or Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer.

         Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer.

         Upon the commencement of an Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer. The Offer shall be made to all Holders. The notice, which shall govern the terms of the Offer, shall state:

         (a)      that the Offer is being made pursuant to Section 3.8 or
Section 4.10 hereof, as the case may be, and the length of time the Offer shall remain open;

         (b)      the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer shall cease to accrete or accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Offer may elect to have Notes purchased in integral multiples of $1,000 only;

         (f) that Holders electing to have a Note purchased pursuant to any Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment the Offer Amount of Notes or portions thereof tendered pursuant to the Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.7 hereof.

                                    ARTICLE 4
                                    COVENANTS

         The Company hereby agrees that the Company shall comply with the provisions of this Section 4 (provided that nothing contained herein shall limit the ability of the Company and its Subsidiaries to enter into and consummate the transactions that are set forth in or expressly permitted by the Spin-Off Documents):

Section 4.1       Payment of Notes.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate specified in Article 2 hereof and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2       Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with this Section 4.2.

Section 4.3       Reports.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and each of the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such financial information, including a "Management's Discussion and Analysis of Financial Condition and

Results of Operations" that describes the financial condition and results of operations of the Company and any consolidated Restricted Subsidiaries and, with respect to the annual information only, reports thereon by the Company's certified independent accountants (which shall be firm(s) of established national reputation) and (ii) all information that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations (including extensions permitted by SEC rules). In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (including extensions permitted by SEC rules) (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         (b) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (c) Delivery of reports, information and documents to the Trustee under this Section is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.4       Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate complying with Section 314(a)(4) of the TIA, and to the effect that to the best of his or her knowledge no Default or Event of Default shall have occurred, and if such default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge (and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) The Company shall deliver to the Trustee and each of the Holders of Notes, concurrently with the delivery of the year-end financial statements referred to in Section 4.3(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession).

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5       Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.6       Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company to the extent that it may lawfully do so hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.7       Restricted Payments.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

         (a) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) other than dividends or distributions to the Company or any Guarantor or payable in Equity Interests (other than Disqualified Stock) of the Company;

         (b) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, any entity that beneficially owns a majority of the Voting Stock of the Company or any entity through which such entity beneficially owns such stock;

         (c) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes (other than (i) the purchase, repurchase or other acquisition of Indebtedness that is subordinated to the Notes in anticipation of satisfying a sinking fund obligation, principal installment or any payment at final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition, and (ii) Indebtedness that is permitted under clause (vi) of the covenant described under Section 4.8(b) of this Indenture; or

         (d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, and

                  (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.8(a); and

                  (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company or any of its Restricted Subsidiaries after the Initial Maturity Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (ix) or (x) of the next succeeding paragraph), is less than the sum of:

                  (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter immediately following the Initial Maturity Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                  (2) 100% of the aggregate net cash proceeds or the fair market value of property other than cash received by the Company as a contribution to its common equity capital or from the issue or sale since the Closing Date of Equity Interests of the Company (other than Disqualified Stock), or of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus

                  (3) to the extent not already included in Consolidated Net Income of the Company for such period without duplication, any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, or any Unrestricted Subsidiary which is designated as an Unrestricted Subsidiary subsequent to the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of-

                           (A) the cash return of capital with respect to such Restricted Investment or Unrestricted Subsidiary (less the cost of disposition, if any); and

                           (B) the initial amount of such Restricted Investment or designated amount of such Unrestricted Subsidiary; plus

                  (4) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary; plus

                  (5) any amount which previously was treated as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary to the extent that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

The foregoing provisions shall not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                  (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness to AutoNation with respect to the General Motors Letter of Credit which is subordinated to the Notes or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock), provided that, the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (d)(iii)(2) of the preceding paragraph;

                  (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness which is subordinated to the Notes in exchange for or with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests so long as the Company or another Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests;

                  (v) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement of any Equity Interests of the Company or any of its Restricted Subsidiaries from employees, former employees, directors, former directors, consultants and former consultants of the Company or any of its Restricted Subsidiaries (or permitted transferees of any of such persons), pursuant to the terms of the agreements, including employment agreements, equity subscription agreements or stock option agreements, or plans or amendments thereto; provided, however, that the aggregate amount of such repurchases, redemptions and other acquisitions or retirements (other than in the case of death or disability) shall not exceed $5.0 million in any calendar year plus the net proceeds received from the sale of Equity Interests to employees during such twelve-month period plus the proceeds of key person life insurance policies received after the date of this Indenture (with amounts not used in any twelve-month period carried forward to succeeding twelve month periods);

                  (vi) the repurchase, redemption, retirement, refinancing, acquisition for value or payment of any Disqualified Stock through the substantially concurrent issuance of new Disqualified Stock of the Company, provided, that any such new Disqualified Stock (A) shall have an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced; (B) has a Weighted Average Life to Stated Maturity greater than the remaining Weighted Average Life to Stated Maturity of the Disqualified Stock being refinanced; and (C) has a Stated Maturity later than the Stated Maturity for the Disqualified Stock being refinanced;

                  (vii) so long as no Default or Event of Default has occurred and is continuing, the repurchase of any subordinated Indebtedness of the Company at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness, together with accrued and unpaid interest thereon and any liquidated damages related thereto, in the event of a change of control pursuant to a provision similar to Section 4.13 provided, that prior to consummating such repurchase, the Company has made the change of control offer as provided in Section 4.13 and has repurchased all securities or other Indebtedness validly tendered for payment in connection with such change of control offer;

                  (viii) so long as no Default or Event of Default has occurred and is continuing, the repurchase of any subordinated Indebtedness of the Company at a purchase price not greater than 100% of the principal amount of such Indebtedness, together with accrued and unpaid interest thereon and any liquidated damages related thereto, in the event of an asset sale pursuant to a provision similar to the covenant described under Section 4.10 hereof, provided that prior to consummating such repurchase the Company has made an offer to purchase the Notes as provided in such covenant and has repurchased all Notes validly tendered for payment in connection with such offer;

                  (ix) repurchases of Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) represent a portion of the exercise price of such options;

                  (x) the redemption by any Risk Management Subsidiary of the shares of its minority shareholder to the extent required pursuant to the charter documents (as in effect on June 30, 2001) governing such Risk Management Subsidiary for cash consideration not to exceed $1,886,000 in the aggregate.

                  (xi) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or preferred stock of its Restricted Subsidiaries issued or incurred in accordance with the covenant described under Section 4.8 hereof to the extent such dividends or distributions are included in the definition of Fixed Charges After Fleet Costs; and

                  (xii) other Restricted Payments in an aggregate amount since the Closing Date not to exceed $25.0 million.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary of the Company pursuant to such Restricted

Payment. Not later than 10 days after the date of making any Restricted Payment in excess of $2.5 million, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described under
Section 7 hereof were computed, together with a copy of (1) a resolution of the Board of Directors determining the fair market value of any non-cash Restricted Payment in excess of $5.0 million and (2) an opinion or appraisal issued by an investment banking, accounting or appraisal firm of national standing if such fair market value exceeds $10.0 million.

         If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting the Company's Consolidated Net Income for any period.

Section 4.8       Indebtedness and Issuance of Preferred Stock.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is a Guarantor or a Foreign Subsidiary may incur Indebtedness (including Acquired Debt) and issue shares of preferred stock if the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         (b) The provisions of the foregoing paragraph (a) shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt") so long as no Default has occurred and is continuing or would be caused thereby:

                  (i) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness under one or more Credit Facilities, letters of credit and related Guarantees under the Credit Facilities, provided that the aggregate principal amount of all Indebtedness and letters of credit of the Company and its Restricted Subsidiaries (with letters of credit being deemed to have a principal amount equal to the maximum potential liability (excluding interest and fees) of the Company and its Restricted Subsidiaries thereunder) incurred pursuant to this clause (i) does not exceed the greater of (x) $225.0 million and (y) the Borrowing Base, less the aggregate amount of Asset Sale proceeds applied by the Company and its Restricted Subsidiaries to permanently reduce the availability of any such Indebtedness under the New Credit Facility pursuant to the provisions described under Section 4.10 of this Indenture;

                  (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                  (iii) the incurrence by the Company of Indebtedness represented by Tranche A Initial Loans, Tranche B Initial Loans, Tranche A Rollover Term Loans, Tranche B Rollover Term Loans and the Notes and the incurrence by the Guarantors of guarantees of any of the foregoing, including the Subsidiary Guarantees;

                  (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price, lease expense, cost of construction, repair or improvement of or addition to property, plant or equipment used in the business of the Company or such Restricted Subsidiary, or the Capital Stock of a Restricted Subsidiary that owns such property, plant or equipment, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace Indebtedness incurred pursuant to this clause (iv), not to exceed $25.0 million at any time outstanding;

                  (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this Section or clauses (ii), (iii), (iv), (v) or (xix) of this paragraph;

                  (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, provided, however, that (1) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Loans and the Notes and this Indenture, (2) if a Restricted Subsidiary of the Company that is a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Restricted Subsidiary's Subsidiary Guarantee and (3) (A) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

                  (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding in connection with the conduct of their respective businesses and not for speculative purposes);

                  (viii) the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant described under this Section and is otherwise in accordance with this Indenture;

                  (ix) Permitted Vehicle Indebtedness and Customer Lease Financing Loans;

                  (x) Indebtedness represented by Guarantees or letters of credit issued to airports and airport and other governmental authorities for the construction of airport rental or related facilities to be used by the Company or any Restricted Subsidiary in the ordinary course of business that do not exceed for the Company and all Restricted Subsidiaries in the aggregate $50.0 million at any time outstanding;

                  (xi) Indebtedness of Foreign Subsidiaries in an aggregate principal amount that, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xi) (and any Indebtedness Incurred by Foreign Subsidiaries prior to the Closing Date to finance working capital) and then outstanding, does not exceed $50.0 million;

                  (xii) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

                  (xiii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary or incurred in connection with a sale of Capital Stock of the Company;

                  (xiv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

                  (xv) Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Company or a Restricted Subsidiary), provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant;

                  (xvi) shares of preferred stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary, provided that any subsequent transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of preferred stock;

                  (xvii) letters of credit issued for the account of any of the Company's insurance subsidiaries in an amount not to exceed $40.0 million in the aggregate outstanding at any one time;

                  (xviii) additional notes issued pursuant to and in accordance with the Loan Note Instrument, dated October 15, 1997, by Republic Industries (UK) PLC and Republic Industries, Inc. (n/k/a AutoNation, Inc.), provided that such notes shall not exceed(pound)6,765,380 in the aggregate;

                  (xix) the incurrence of Indebtedness of the Company or a Restricted Subsidiary to AutoNation under subordinated loan, reimbursement or indemnification obligations with respect to Continuing Obligations; and

                  (xx) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xx), not to exceed $50.0 million.

         (c) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall incur any Indebtedness under Section 4.8(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations or Guarantor Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations or Guarantor Subordinated Obligations.

         (d) For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xx) of
Section 4.8(b) above as of the date of incurrence thereof or is entitled to be incurred pursuant to Section 4.8(a) as of the date of incurrence thereof, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accrual of dividends, the accretion of accreted value and the payment of interest in the form of additional Indebtedness and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

         For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, provided that, if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Section 4.9       Permitted Vehicle Indebtedness.

         The aggregate principal amount of outstanding Permitted Vehicle Indebtedness held by Persons other than the Company and its Restricted Subsidiaries as of the last calendar day of each month (the "Determination Date") shall not exceed the net book value of the Permitted Vehicle Collateral securing Permitted Vehicle Indebtedness held by Persons other than the Company and its Restricted Subsidiaries on such Determination Date. Notwithstanding the foregoing, if the Company is not in compliance with the preceding sentence on any Determination Date, the Company will not be in breach thereof so long as:

         (a) within 25 days from the Determination Date (or if such day is not a Business Day, on the next succeeding Business Day) the Company or its Restricted Subsidiaries repay sufficient Permitted Vehicle Indebtedness or deposits as collateral additional Permitted Vehicle Collateral so that the Company would have been in compliance as of the Determination Date assuming such repayment or deposit had been made on such date; or

         (b) within 50 days from the Determination Date (or if such day is not a Business Day, on the next succeeding Business Day) the Company or one or more of its Restricted Subsidiaries:

                  (i)      repays sufficient Permitted Vehicle Indebtedness;

                  (ii) deposits as collateral additional Permitted Vehicle Collateral; or

                  (iii) redesignates sufficient Permitted Vehicle Indebtedness that is not secured by an actual Lien on Permitted Vehicle Collateral to no longer constitute Permitted Vehicle Indebtedness, in each case so that the Company would have been in compliance as of the Determination Date assuming such repayment, deposit or redesignation had been made on such date; provided, however, that, in the case of a redesignation pursuant to this clause
(iii), on the date of such redesignation and after giving effect thereto as if such redesignated Indebtedness were Incurred by the Company on such date, the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.8(a); provided further, however, that in determining whether the Company would have been able to incur such $1.00 of additional Indebtedness, the Company shall be entitled to exclude an amount of such redesignated Indebtedness equal to the amount of Indebtedness the Company could have Incurred on such date pursuant to clause (xx) of Section 4.8(b) hereof, and such excluded amount shall be deemed to have been Incurred pursuant to such clause (xx) of Section 4.8(b).

Section 4.10      Asset Sales.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

         (a) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee to the extent such Asset Sale involves consideration in excess of $5.0 million) of the assets or Equity Interests issued, sold, exchanged or otherwise disposed of,

         (b) with respect to Asset Sales other than Asset Swaps, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of

                           (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes or any Guarantee thereof) that are assumed by the transferee, purchaser, a third party on behalf of the transferee or purchaser or a third party on behalf of the transferee or purchaser of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability;

                           (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 180 days converted, sold or exchanged by the Company or such Restricted Subsidiary into cash (to the extent of the cash received); and

                           (z) any Designated Noncash Consideration received by the Company or any of is Restricted Subsidiaries in the Asset Sale,

         shall be deemed to be "cash" for purposes of this provision; and

         (c) with respect to an Asset Swap constituting an Asset Sale, the Company or any Restricted Subsidiary shall be required to receive in cash (as such term is deemed to be defined for purposes of clause (ii) above) or Cash Equivalents an amount equal to at least 75% of the proceeds of the Asset Sale which do not consist of like-kind assets acquired in connection with the Asset Swap.

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option:

                  (i) to repay Indebtedness under any Credit Facility (and to correspondingly permanently reduce the commitments with respect thereto in the case of revolving borrowing) or under the Senior Loan Agreement;

                  (ii) to repay Indebtedness of a Restricted Subsidiary of the Company (and to correspondingly permanently reduce the commitments with respect thereto in the case of revolving borrowings);

                  (iii) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other assets, in each case, in or to be used in a Permitted Business;

                  (iv) to enter into a legally binding commitment to acquire a controlling interest in another business or other assets in or to be used in a Permitted Business; provided that the transaction contemplated by such agreement must be consummated no later than 120 days after the end of such 365-day period; or

                  (v) to acquire Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

         Pending the final application of any such Net Proceeds, the Company or a Restricted Subsidiary may temporarily reduce Indebtedness under any Credit Facility or otherwise utilize such Net Proceeds in any manner that is not prohibited by this Indenture.

         Any Net Proceeds from such Asset Sale that are not finally applied or invested as provided in the second paragraph of this Section 4.10 will be deemed to constitute "Asset Sale Excess Proceeds." Within ten days of each date on which the aggregate amount of Asset Sale Excess Proceeds exceeds $10,000,000, the Company shall commence an Offer pursuant to Section 3.9 to all Holders and to all holders of other Indebtedness that is pari passu Indebtedness with the Notes at an offer price in cash in an amount equal to 100% of the principal amount thereof (or 100% of the accreted value thereof, in the case of Indebtedness sold at a discount) plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in Section 3.9 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Offer is less than the Asset Sale Excess Proceeds, the Company may use any remaining Asset Sale Excess Proceeds for any purpose. If the aggregate principal amount of Notes and such other Indebtedness surrendered exceeds the amount of Asset Sale Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Asset Sale Excess Proceeds will be deemed to be reset at zero.

         To the extent that any or all of the net proceeds of any Foreign Asset Sale are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States. The Company will promptly take or cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation. Once repatriation of any of such affected net proceeds is permitted under the applicable local law, the Company will immediately effect such repatriation and such repatriated net proceeds will be applied in the manner set forth in this provision as if such Asset Sale had occurred on the date of such repatriation.

         To the extent the foregoing paragraphs of this Section 4.10 conflict with the provisions of the Collateral Documents, any sales and other dispositions of Collateral by, on behalf of or at the direction of the Collateral Agent, which sales or dispositions constitute an Asset Sale, shall be governed by the provisions of the Collateral Documents.

Section 4.11      Liens.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create or cause to exist any consensual Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock), whether owned on the date of this Agreement or thereafter acquired, securing any Indebtedness, unless effective provision is made to secure the Notes equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations) such Indebtedness for so long as such Indebtedness is so secured. Any Lien created pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien on the other Indebtedness.

         (b) It is understood that the rights of the Collateral Trustee under the Collateral Documents are subject to (i) in respect of Corporate Collateral, the Intercreditor Agreement, (ii) in respect of Fleet Collateral consisting of Vehicle Collateral, the Fleet Intercreditor Agreement and (iii) in respect of Fleet Collateral consisting of the Finance Company Equity Interests, the MBIA Consent, the AMBAC Consent and the Letter Agreement, in each case to the extent provided therein.

Section 4.12 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company or the Company to:

         (a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries that directly or indirectly own any Capital Stock of such Restricted Subsidiary;

         (b) make loans or advances to the Company or any of its Restricted Subsidiaries that directly or indirectly own any Capital Stock of such Restricted Subsidiary; or

         (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries that directly or indirectly own any Capital Stock of such Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reason of:

                  (i) Existing Indebtedness and any agreement as in effect on the Closing Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof that are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the agreements as in effect on the Closing Date;

                  (ii) the New Credit Facility as in effect as of the Closing Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or any other Credit Facility, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings thereof or such other Credit Facility are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the Closing Date;

                  (iii) this Indenture and the Notes and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof that are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the agreements as in effect on the Closing Date;

                  (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred or Capital Stock issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that such Indebtedness was permitted by the terms of the Indenture to be incurred;

                  (v) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business;

                  (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired;

                  (vii) Indebtedness of Guarantors, provided that such Indebtedness was permitted to be incurred pursuant to the Indenture;

                  (viii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (ix) restrictions imposed on the obligor of any Permitted Vehicle Indebtedness;

                  (x) restrictions on any Specified Financing Subsidiary pursuant to the terms of the Customer Lease Financing Loans under which it is obligated;

                  (xi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital

         Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (xii) any restriction or encumbrance consisting of any restriction on the sale or other disposition of assets or property securing Indebtedness as a result of a Lien permitted to be Incurred under this Indenture on such asset or property;

                  (xiii) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

                  (xiv) restrictions on Foreign Subsidiaries pursuant to arrangements governing Indebtedness of such Foreign Subsidiaries permitted pursuant to the covenant described under Section 4.8 hereof; and

                  (xv) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, including, without limitation, restrictions on the payment of dividends on the Company's insurance Subsidiaries imposed by federal or state government regulations; and

                  (xvi) encumbrances or restrictions arising under the Agreement, dated as of August 30, 2001 between Liberty and the Company, as such agreement is amended or supplemented, provided that, to the extent a majority of the Notes are still held by the Administrative Agent, amendments or supplements which are more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in such agreement as in effect on June 30, 2001 shall require the consent of the Administrative Agent (which consent shall not be unreasonably withheld).

Section 4.13      Change of Control.

         Upon a Change of Control, each Holder will have the right to require that the Company repurchase all or any part of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase (the "Change of Control Payment").

         (a) Not later than the 30th day following any such Change of Control, the Company will mail a notice to each Holder with a copy to the Administrative Agent stating:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

                  (ii) the repurchase date, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed and shall not be earlier than the date the Change of Control occurs (the "Change of Control Payment Date"); and

                  (iii) the procedures determined by the Company, consistent with this Section, that a Holder must follow in order to have its Notes purchased.

         (b) Holders electing to have a Note purchased will be required to give notice in writing to the Company at the address specified in Section 12.2 at least three Business Days prior to the purchase date. Each Holder will be entitled to withdraw its election if the Company receives, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Note which was to be purchased and a statement that such Holder is withdrawing its election to have such Note purchased.

         (c) On the purchase date, the Company shall pay the purchase price for the Notes to be purchased to the Holders entitled thereto upon surrender of such Notes.

         (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

         (e) The Company will not be required to make a Change of Control offer, as described above, upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control.

Section 4.14      Affiliate Transactions.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "Affiliate Transaction"), unless:

         (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

         (b)      the Company delivers to the Trustee:

                  (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors (or, if there is only one disinterested member of the Board of Directors, such disinterested member); and

                  (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view, or an opinion that the terms of the Affiliate Transaction are on terms that are no less favorable to the Company or the particular Restricted Subsidiary than those that would have been obtained by the Company or such Restricted Subsidiary with an unrelated Person, issued by an accounting, appraisal or investment banking firm of national standing;

                  The following shall be deemed not to be Affiliate Transactions or subject to the provisions of the prior paragraph:

                           (1) any employment, consulting, agency or other compensation agreement entered into or benefit plan adopted by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

                           (2) transactions between or among the Company and/or its Restricted Subsidiaries;

                           (3) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, including the issuance of stock options; (4) Permitted Investments or Restricted Payments that are permitted by
                  Section 4.7;

                           (5) fees and compensation paid to members of the Board of Directors of the Company and its Restricted Subsidiaries;

                           (6) loans or advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

                           (7) fees and compensation (including the issuance of stock options) paid to and indemnity provided on behalf of officers, directors, consultants or employees of the Company or any of its Restricted Subsidiaries, pursuant to agreements, statute, charter or by-law provision or otherwise;

                           (8) transactions consummated pursuant to, or contemplated by, and the entering into of the Separation and Distribution Agreement, Transitional Services Agreement, Tax Sharing Agreement, the Benefits Agreement, the AutoNation Reimbursement Agreement, leases, guarantees, parts agreements, corporate agreements, fleet agreements, association program agreements, association and affinity agreements, any agreements evidencing the Continuing Obligations, and other related agreements and other agreements ancillary to any of the foregoing, in each case between AutoNation and its Affiliates, on the one hand, and the Company and its Restricted Subsidiaries, on the other hand, as such agreements are in effect on the Spin-Off Date and as such agreements may be amended from time to time in any manner not materially less favorable to the Holders;

                           (9) transactions and agreements in effect on the date of this Agreement, as such agreements may be amended or transactions modified from time to time in any manner not materially less favorable to the Holders;

                           (10) customary business arrangements consistent with past practice between the Company and its Subsidiaries, on the one hand, and Certified Vacations, Inc. and its affiliates, on the other hand;

                           (11) the purchase of revenue earning vehicles from AutoNation, Inc., provided that (1) the purchase price for such vehicles is no greater than the purchase price paid by AutoNation to an unrelated Person for such vehicles and (2) any processing or other fees paid to AutoNation in connection with such purchase are customary and consistent with industry practice; and

                           (12) any Affiliate Transaction that involves consideration of $250,000 or less; provided that such Affiliate Transactions do not exceed $2.5 million in any 12-month period.

                           (13)     a registration rights agreement with Michael
                  S. Egan and related entities in respect of the shares of common stock of the Company distributed to him pursuant to the Spin-Off, which registration rights agreement shall be on terms no less favorable to the Company than the existing registration rights agreement between AutoNation and Michael
                  S. Egan.

Section 4.15      Sale and Leaseback Transactions.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction, provided that, the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

         (a) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under Section 4.8 hereof and

         (b) the net cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors if in excess of $5.0 million) of the property that is the subject of such sale and leaseback transaction; and

         (c) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under Section 4.10 hereof.

         Notwithstanding the preceding sentence, the Company or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if such sale and leaseback transaction is between the Company and any Restricted Subsidiary or between Restricted Subsidiaries. In addition, the restrictions of this Section 4.15 shall not apply to sale and leaseback transaction with respect to revenue earning or service vehicles.

Section 4.16      Subsidiary Guarantees.

         The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless:

         (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of all of the Company's obligations under the Notes and this Indenture on terms substantially similar to the guarantee of such Indebtedness; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such assumption, Guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's assumption, Guarantee or other liability with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes; and

         (b) such Restricted Subsidiary waives, and will not in any manner whatsoever claim to take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided, however, that any subsidiary may Guarantee Permitted Vehicle Indebtedness without complying with the foregoing covenant.

         Notwithstanding the foregoing, any Guarantee of all of the Company's obligations under the Notes and this Indenture by a Restricted Subsidiary may provide by its terms that it will be automatically and unconditionally released and discharged upon:

                  (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Equity Interests in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture); or

                  (ii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

Section 4.17      Business Activities.

         The Company will not, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any line of business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.18      Designation of an Unrestricted Subsidiary.

         The Company may designate any Subsidiary to be an "Unrestricted Subsidiary" as provided below, in which event the Subsidiary and each other Person that is then, or thereafter becomes, a Subsidiary of the Subsidiary will be deemed to be an "Unrestricted Subsidiary."

         The Company may designate a Subsidiary to be an Unrestricted Subsidiary if

                  (i) the conditions set forth in the definitions of an "Unrestricted Subsidiary" are true on the effective date of such designation;

                  (ii) the Company or the Restricted Subsidiary that owns the Capital Stock of the Subsidiary to be designated an Unrestricted Subsidiary could make a Restricted Payment in an amount equal to the greater of the fair market value and the book value of the Capital Stock of such Subsidiary under Section 4.7; and

                  (iii) such amount is, as of the effective date of the designation, deemed to have been paid as a Restricted Payment under
         Section 4.7.

         The Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if

                  (i) the Board of Directors takes such action pursuant to a Board Resolution;

                  (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof,

                  (iii) the Company and its Restricted Subsidiaries could incur at least $1.00 of additional Indebtedness under Section 4.8(a) on a pro forma basis after taking into account such designation; and

                  (iv) any Indebtedness of such Subsidiary is deemed to have been incurred as of the effective date of such designation.

Section 4.19      Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.20      Payments for Consent.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.21      Delivery of Cash Flow Forecast.

         The Company shall deliver to the Administrative Agent on or before September 15, 2001 a consolidated monthly cash flow forecast of the Company and its consolidated Subsidiaries covering the nine-month period from October 1, 2001 through June 30, 2002, which forecast shall be substantially in the form attached as Exhibit K to the Senior Loan Agreement and otherwise in form and substance reasonably satisfactory to the Administrative Agent (the "Cash Flow Forecast"), together with (i) a detailed written explanation of the assumptions underlying the Cash Flow Forecast and any supporting information relied upon in the preparation of the Cash Flow Forecast and (ii) a certificate of a Responsible Officer of the Company certifying (A) as to the validity of the assumptions underlying the Cash Flow Forecast, (B) as to the preparation of the Cash Flow Forecast based upon the best information available to the Company as of the date delivery thereof and (C) that, to the best of such Responsible Officer's knowledge after due inquiry, the Cash Flow Forecast fairly and accurately presents the expected cash flow of the Company and its Subsidiaries for the period covered thereby as of such date.

Section 4.22      Additional Collateral, etc.

         (a) With respect to any real or personal property that any Indenture Party (including any entity that becomes an Indenture Party hereafter pursuant to Section 4.22(c)) acquires after execution and delivery of the Collateral Documents that would have been Collateral had it been owned by such Indenture Party on June 30, 2001 (other than any property described in paragraph
(b) or paragraph (c) of this Section), as to which the Collateral Trustee, for the benefit of the Holders, does not have a perfected Lien, the Company shall promptly (i) execute and deliver to the Collateral Trustee such amendments to the Collateral Agreement or such other documents as the Collateral Trustee deems necessary or advisable to grant to the Collateral Trustee, for the benefit of the Holders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Collateral Trustee, for the benefit of the Holders, a perfected security interest (as provided in the Collateral Agreement) in such property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Agreement or by law or as may be reasonably requested by the Collateral Trustee.

         (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the execution and delivery of the Collateral Documents by any Indenture Party, including any entity that becomes an Indenture Party hereafter pursuant to
Section 4.22(c), the Company shall promptly (i) execute and deliver a Mortgage (as provided therein) in favor of the Collateral Trustee, for the benefit of the Holders, covering such real property, (ii) if requested by the Collateral Trustee, provide the Trustee, for the benefit of the Holders, with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Trustee) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Trustee in connection with such

Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Trustee, and (iii) if requested by the Collateral Trustee, deliver to the Collateral Trustee legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Trustee.

         (c) With respect to any new Restricted Subsidiary (other than an Excluded Foreign Subsidiary, an Insurance Company, a Finance Company or an Inactive Subsidiary) created or acquired after the execution and delivery of all Collateral Documents (which, for the purposes of this paragraph, shall include
(x) any existing Restricted Subsidiary that ceases to be an Excluded Foreign Subsidiary or an Inactive Subsidiary and (y) any Risk Management Subsidiary that becomes a Wholly Owned Subsidiary of the Company), by the Company or any of its Restricted Subsidiaries, the Company shall promptly (i) execute and deliver to the Collateral Trustee such amendments to the Collateral Agreement as the Collateral Trustee deems necessary or advisable to grant to the Collateral Trustee, for the benefit of the Holders, a perfected security interest (as provided in the Collateral Agreement) in the Capital Stock of such new Restricted Subsidiary that is owned by the Company or any of its Subsidiaries,
(ii) deliver to the Collateral Trustee (or a bailee thereof) the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Restricted Subsidiary, as the case may be, (iii) cause such new Restricted Subsidiary (A) to become a party to each of a Subsidiary Guarantee and the Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Collateral Trustee for the benefit of the Holders a perfected security interest in the Collateral described in the Collateral Agreement with respect to such new Restricted Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Agreement or by law or as may be reasonably requested by the Collateral Trustee, and (iv) if requested by the Collateral Trustee, deliver to the Collateral Trustee legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Trustee.

         (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the execution and delivery of the Collateral Documents by the Company or any of its Restricted Subsidiaries (other than any Excluded Foreign Subsidiaries), the Company shall promptly (i) execute and deliver to the Collateral Trustee such amendments to the Collateral Agreement or such other documents as the Collateral Trustee deems necessary or advisable in order to grant to the Collateral Trustee, for the benefit of the Holders, a perfected security interest (as provided in the Collateral Agreement) in the Capital Stock of such new Restricted Subsidiary that is owned by the Company or any of its Restricted Subsidiaries (other than any Excluded Foreign Subsidiaries), provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged, (ii) deliver to the Collateral Trustee (or a bailee thereof) the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Collateral Trustee, desirable to perfect the Lien of the Collateral Trustee thereon, and (iii) if requested by the Collateral Trustee, deliver to the Collateral Trustee legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Trustee.

Section 4.23      Further Assurances.

         The Company shall, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Collateral Trustee may reasonably request for the purposes of implementing or effectuating the provisions of this Indenture and the other Indenture Documents, or of more fully perfecting or renewing the rights of the Collateral Trustee and the Holders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Company or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Collateral Trustee or any Holder of any power, right, privilege or remedy pursuant to this Agreement or the other Indenture Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Collateral Trustee or such Holder may be required to obtain from the Company or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                                   ARTICLE 5
                                   SUCCESSORS

Section 5.1       Merger, Consolidation or Sale or Lease of Assets.

         The Company will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless:

         (a) the Company is the surviving corporation, partnership, limited liability company or other entity, or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership, limited liability company or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture or other agreement in a form reasonably satisfactory to the Trustee;

         (c) immediately after such transaction no Default or Event of Default shall have occurred; and

         (d) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, a merger of a Restricted Subsidiary with or into the Company or the sale, assignment, transfer, conveyance, lease or other disposition of assets or properties among the Company and its Restricted Subsidiaries, the Company or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will either (i) immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.8 hereof or (ii) immediately following such transaction after giving pro forma effect thereto and to any related financing transactions have a Fixed Charge Coverage Ratio which equals or exceeds the Fixed Charge Coverage Ratio immediately prior to such transaction.

         Notwithstanding this Section 5.1, the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

Section 5.2       Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale assignment, transfer, conveyance or other disposition of all of the Company's assets that meets the requirements of Section 5.1 hereof.

                                   ARTICLE 6
                                EVENTS OF DEFAULT

Section 6.1       Events of Default.

         Each of the following shall constitute an "Event of Default":

         (a) default for 30 days in the payment when due of interest on, or Liquidated Damages, if applicable, with respect to, the Notes;

         (b) default in payment when due of the principal of or premium, if any, when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

         (c) failure by the Company or any of its Restricted Subsidiaries to comply with (i) the provisions described under Section 5.1 hereof or (ii) any agreement contained in Section 4.21;

         (d) failure by the Company or any of its Restricted Subsidiaries for 45 days after notice to comply with the provisions described under Section
4.10 or Section 4.13 hereof, in each case, other than with respect to a failure to purchase Notes that will constitute an Event of Default under clause (b) above;

         (e) failure by the Company or any of its Restricted Subsidiaries for 60 days to comply with any of its other agreements in this Indenture, the Notes or the Collateral Documents after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class;

         (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (other than the Notes) (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Wholly-Owned Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Closing Date, which default:

                  (i) is caused by a failure to pay principal of such Indebtedness prior to the later of (1) one day following the due date of such principal and (2) the expiration of the grace period, if any, provided in such Indebtedness (a "Payment Default"); or

                  (ii) has resulted in the acceleration of such Indebtedness prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $25.0 million or more;

         (g) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

         (h) (i) the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a significant Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary shall be generally unable to, or shall admit in writing its inability to, pay its debts as they become due;

         (i) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease, for any reason, to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

         (j) any Collateral Document shall cease, for any reason (other than by reason of express release thereof pursuant to Section 12.14), to be in full force and effect, or any Indenture Party or any Affiliate of any Indenture Party shall so assert, or any Lien created by any of the Collateral Documents in favor of the Holders shall cease to be enforceable and of the same effect and priority purported to be created thereby.

Section 6.2       Acceleration.

         If any Event of Default occurs and is continuing (other than an event described in clause (h) above), the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. In the case of an Event of Default described in clause (h) above with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         Holders representing a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

Section 6.3       Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee, in its sole discretion, may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4       Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5       Control of Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action consistent with this Indenture relating to any such direction.

Section 6.6       Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security and indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7       Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8       Collection Suit by Trustee.

         If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9       Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture. To the extent that the payment of any such compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, and such Lien in favor of a predecessor Trustee shall be senior to the Lien in favor of the current Trustee. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order, subject to applicable law:

         First: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders of Notes pursuant to this
Section 6.10.

Section 6.11      Undertaking For Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                     TRUSTEE

Section 7.1       Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability, claim, damage or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2       Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. For purposes of the release of Exchange Notes pursuant to Section 2(a) of the Escrow Agreement dated as of the Spin-Off Date among the Company, the Administrative Agent and the Escrow Agent, the Trustee shall be entitled to rely on the Officers' Certificate delivered by the Company, dated the Spin-Off Date, pursuant to Section 2(a) of the Escrow Agreement.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

         (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

Section 7.3       Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4       Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5       Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it obtains knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6       Reports by Trustee to Holders of the Notes.

         Within 60 days after each December 15 beginning with the December 15 following the date this Indenture becomes effective pursuant to Section 1.5 hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.7       Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time such compensation as agreed upon in writing from time to time for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the reasonable compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business provided the prior approval by the Company of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Company thereof.

         The Company shall indemnify the Trustee and any predecessor Trustee against any and all losses, liabilities, claims, damages or expenses (other than taxes based on the compensation of the Trustee hereunder) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.8       Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a)      the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9       Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation, the successor corporation without any further act shall be the successor Trustee, provided that such corporation shall be eligible under TIA ss. 310(a) and this Article 7.

Section 7.10      Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11      Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1       Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at its option and at any time, elect to have either
Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.2       Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below; (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) this
Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3       Covenant Defeasance.

         Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.21, 4.22 and 4.23
and clause (d) of Section 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c) through 6.1(g) and 6.1(j) hereof shall not constitute Events of Default.

Section 8.4       Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, investment bank, appraisal firm or other similar entity with experience in similar or related matters, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee (who may be regular counsel to the Company or internal counsel of the Company), confirming that:

                           (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                           (B) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee (who may be regular counsel to the Company or internal counsel of the Company), confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

         (f) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company; and

         (h) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel (who may be regular counsel to the Company or internal counsel of the Company), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with (other than conditions which by their nature cannot be satisfied for 90 or 91 days).

         Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Section 8.5 Deposited Money and Government Securities to be held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent), to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company agrees to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6       Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.7       Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or noncallable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted by such court or governmental authority to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1       Without Consent of Holders of Notes.

         Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

         (a)      to cure any ambiguity, omission, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not adversely affect any Holders;

         (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in case of a merger, consolidation or sale of all or substantially all of the Company's assets;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

         (f)      to add a Guarantor with respect to the Notes; or

         (g) to evidence and provide the acceptance of the appointment of a successor trustee.

         Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2       With Consent of Holders of Notes.

         Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and subject to Sections 6.4 and
6.7 hereof, any existing default or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for or purchase of the Notes). Section 2.12 hereof shall determine which Notes are considered to be "outstanding" for purposes of this
Section 9.2.

         Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter the dates and premiums with respect to the redemption of the Notes (other than provisions relating to the covenants described above under Sections
4.10 and 4.13 hereof);

         (c) reduce the rate of or change the time for payment of interest on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

         (g) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under Sections
4.10 and 4.13 hereof);

         (h) make any change to the ranking of the Notes that would adversely affect the noteholders;

         (i) make any change in the foregoing amendment and waiver provisions which require each Holder's consent;

         (j) release all of substantially all of the Collateral (except as otherwise expressly required or permitted hereunder or under the other Indenture Documents); or

         (k) release all or substantially all of the Guarantors from their guarantee obligations under the Subsidiary Guarantees (except as otherwise expressly required or permitted hereunder or under the other Indenture Documents).

Section 9.3       Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect, if required.

Section 9.4       Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.5       Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6       Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                              SUBSIDIARY GUARANTEES

Section 10.1      Guarantee.

         Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.2      Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.3      Execution and Delivery of Subsidiary Guarantee.

         To evidence its Subsidiary Guarantee set forth in Section 10.1, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit F shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President, Treasurer, Secretary or one of its Vice Presidents.

         Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if (and only if) required by Section
4.16 hereof the Company shall within 10 days of such creation or acquisition cause such Subsidiaries to execute supplemental indentures to this Indenture and Subsidiary Guarantees in accordance with Section 4.16 hereof and this Article 10, to the extent applicable.

Section 10.4      Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in this Section 10.4, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

         (a) subject to this Section 10.4, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

         (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.5      Releases Following Sale of Assets.

         In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

         Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 11
                             COLLATERAL AND SECURITY

Section 11.1       Collateral Documents.

         The due and punctual payment of the principal of, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in Section 7.7 herein, and the Notes, shall be secured as provided in the Collateral Documents. The Trustee, the Company and each Guarantor hereby agree that the Collateral Trustee shall hold the Collateral in trust for the benefit of all of the Secured Parties, in each case pursuant to the terms of the Collateral Documents.

         Each Holder of the Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs (i) the Collateral Trustee, with respect to each of the Collateral Documents to which it is a party, and (ii) the Trustee to perform their respective obligations and exercise their respective rights thereunder in accordance therewith.

         The Trustee and each Holder, by accepting the Notes, acknowledges that, as more fully set forth in the Collateral Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the Secured Parties, and that the Lien of this Indenture and the Collateral Documents in respect of the Collateral Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and actions that may be taken thereunder.

         As among the Holders, except for the priority described in the Collateral Documents with respect to the Tranche A Exchange Notes, the Collateral as now or hereafter constituted, to the extent of the interest of the Holders thereon, shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Notes.

Section 11.2       Opinions.

         Promptly after the effectiveness of this Indenture, to the extent required by the TIA, the Company shall deliver the opinion(s) required by
Section 314(b)(1) of the TIA. Subsequent to the execution and delivery of this Indenture, to the extent required by the TIA, the Company shall furnish to the Trustee within three months after each anniversary of the Conversion Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to any filing, re-filing, recording or re-recording with respect to the Collateral as is necessary to maintain the Lien on the Collateral in favor of the Holders or (ii) in the opinion of such counsel, that no such action is necessary to maintain such Lien.

Section 11.3 Release and Substitution of Collateral; Amendment of Collateral Documents.

         (a) The parties hereto hereby agree and acknowledge that the Collateral may be released by the Collateral Trustee at any time in accordance with the provisions of the Collateral Documents and this Indenture or upon the termination of this Indenture and, in any such case, the Collateral so released shall automatically be released as Collateral for the Notes without any action on the part of the Trustee or the Holders. For purposes of the TIA, the release of any Collateral from the terms of the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Collateral Documents if and to the extent the Collateral is released pursuant to the Collateral Documents or upon the termination of this Indenture. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the lien of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the lien of the Collateral Documents to be complied with.

         (b) Notwithstanding the foregoing, the Company and each Subsidiary, as the case may be, pursuant to the terms of this Indenture and the Collateral Documents, may effect the following transactions:

                  (i) a sale or other disposition of Eligible Vehicles or service vehicles in the ordinary course of business;

                  (ii)     the sale or other disposition of Cash Equivalents;

                  (iii) the sale or lease of obsolete or worn out equipment or other assets that are no longer being used by the Company or any of its Restricted Subsidiaries;

                  (iv) any sale, lease or other disposition of inventory or accounts receivable in the ordinary course of business;

                  (v) the sale, lease, transfer or other disposition of, directly or indirectly, in the ordinary course of business, any personal property the use of which is no longer necessary or desirable in the proper conduct of the Company's business and which is not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

                  (vi) the sale, transfer or other disposition of any assets or property in the ordinary course of business upon replacing the same with, or substituting for the same, new property or assets constituting Collateral not necessarily of the same character but being at least of equal value and utility as the property or assets disposed of so long as such new property or assets becomes subject to the Lien of this Indenture and the Collateral Documents;

                  (vii) grants in the ordinary course of business of rights of way and/or easements over or in respect of any of the Company's or any of its Subsidiaries' real property, provided that such grant does not impair the usefulness of such property in the conduct of the Company's business to any material extent;

                  (viii) the abandonment, termination, cancellation, release or alteration to or substitution of any leases or contracts subject to the Lien of this Indenture and the Collateral Documents, provided that any altered or substituted leases or contracts shall become subject to the Lien of this Indenture and the Collateral Documents, or the surrender or modification of any franchise, license or permit subject to the Lien of this Indenture and the Collateral Documents, provided that any modified franchise, license or permit shall become subject to the Lien of this Indenture and the Collateral Documents;

                  (ix) any sale or other disposition of other Collateral in isolated transactions which do not exceed $250,000 per transaction or $5 million in the aggregate;

                  (x) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, in accordance with the terms of the Indenture, the effect of which is to release the assets and property of such Subsidiary from the Lien of this Indenture and the other Collateral Documents;

                  (xi)     any other disposition of Collateral; provided that
         Section 3.9 and Section 4.10 are complied with and so long as any property or assets acquired with any proceeds of such disposition becomes subject to the lien of this Indenture and the Collateral Documents; and

                  (xii) release any Collateral in accordance with the terms of this Indenture and the Collateral Documents or as otherwise permitted by the Trustee under this Indenture,

in each case, without the delivery of any opinions or certificates upon any such release; provided that the Company shall deliver to the Trustee, within 15 days after each of the six-month periods ended April 15 and October 15 in each year, an Officers' Certificate to the effect that all releases of Collateral by the Company or any Subsidiary, as the case may be, during the preceding six-month period were in accordance with the provisions of the Collateral Documents and this Indenture and that all proceeds therefrom were used by the Company or such Subsidiary as permitted herein.

         (c) The fair value of Collateral released from the Liens of the Collateral Documents pursuant to Section 11.3(b) hereof shall not be considered in determining whether the aggregate fair value of Collateral released from the Liens of the Collateral Documents in any calendar year exceeds the 10% threshold specified in Section 314(d)(l) of the TIA; provided that the Company's right to rely on this sentence at any time is conditioned upon the Company having furnished to the Trustee the certificates described in Section 11.3(b) hereof that were required to be furnished to the Trustee at or prior to such time. It is expressly understood that Section 11.3(b) and this Section 11.3(c) relate only to the Company's obligations under the TIA and shall not restrict or otherwise affect the Company's and its Subsidiaries' rights or abilities to release Collateral pursuant to the terms of this Indenture and the Collateral Documents or as otherwise permitted by the Trustee under this Indenture.

Section 11.4      Certificates of the Company.

         Subject to Section 11.3(b) the Company shall furnish to the Trustee prior to each proposed release of Collateral all documents required by TIA ss. 314(d), if any. The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents. Any certificate or opinion required by TIA ss. 314(d), if applicable, may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA ss. 314(d).

Section 11.5 Authorization of Actions to be Taken by the Trustee Under the Collateral Documents.

         The Trustee shall be the Representative (as such term is defined in the Collateral Documents) on behalf of the Holders and shall act upon the written direction of the Holders with regard to all voting, consent and other rights granted to the Holders under the Collateral Documents. Subject to the provisions of the Collateral Documents and the Collateral Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and (b) receive any and all amounts payable from the Collateral in respect of the obligations of the Company and the Guarantors hereunder. Subject to the provisions of the Collateral Documents and the Collateral Agreement, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

Section 11.6 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

         The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Documents.

Section 11.7 Release Upon Termination of the Company's Obligations.

         (a) If (i) the Company delivers an Officer's Certificate and an Opinion of Counsel certifying that all of its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article 8 hereof, (ii) all outstanding Notes issued under this Indenture shall be surrendered to the Trustee for cancellation, (iii) the release of the Collateral in accordance with the terms of the Collateral Documents occurs or (iv) any other release of the Collateral as security for obligations of the Company or a Subsidiary under this Indenture occurs, the Trustee shall deliver to the Collateral Trustee a notice stating that the Trustee, for itself and on behalf of the Holders, disclaims and has given up any and all rights it has in or to the Collateral, and any rights it has under the Collateral Documents, and, upon and after the receipt by the Collateral Trustee of such notice, the Collateral Trustee shall no longer be deemed to hold the Lien in the Collateral on behalf of the Trustee for the benefit of the Holders.

         (b)      Any release of Collateral made in compliance with this Section
11.7 shall not be deemed to impair the Lien under the Collateral Documents or the Collateral thereunder in contravention of the provisions of this Indenture or the Collateral Documents.

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.1      Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control except to the extent that (i) the TIA permits such provisions to be modified by contract or (ii) the SEC has granted any exemption with respect thereto.

Section 12.2      Notices.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail, postage prepaid, telecopier (with the original to follow by mail) or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

         ANC Rental Corporation
         200 South Andrews Avenue
         Fort Lauderdale, Florida  33301
         Attention:  Chief Financial Officer

         With a copy to:

         Fried, Frank, Harris, Shriver & Jacobson
         One New York Plaza
         New York, New York  10004
         Attention:  Valerie Ford Jacob, Esq.

         If to the Trustee:

         The Bank of New York
         101 Barclay Street, Floor 21 West
         New York, New York 10286
         Telecopier No.: (212) 815-5915
         Attention:  Corporate Trust Administration

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for ever purpose hereunder.

         Where this Indenture provides for Notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any) prescribed for the giving of such notice.

Section 12.3      Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 12.4      Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, if requested by the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof; except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular request, no additional certificates or opinions shall be required) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

         Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Section 12.5      Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.6      Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders subject to the consent of the Company. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.7 No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, member, manager, incorporator, control person or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or the Senior Loan

Agreement or any related documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.8      Governing Law.

         THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING AFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.9      No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10     Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11     Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12     Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13     Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14     Release of Collateral and Guarantee Obligations.

(a) Notwithstanding anything to the contrary contained herein or in any other Indenture Document, upon request of the Company in connection with any disposition of property permitted by the Indenture Documents, the Trustee shall, or shall cause the Collateral Trustee to (without notice to, or vote or consent of, any Holder, or any affiliate of any Holder), take such actions as shall be required to release its security interest in any Collateral being disposed of in such disposition, and to release any guarantee obligations under any Indenture

Document of any Person being disposed of in such disposition, to the extent necessary to permit consummation of such disposition in accordance with this Indenture and the other Indenture Documents.

         (b) Notwithstanding anything to the contrary contained herein or any other Indenture Document, when all Obligations in respect of this Indenture and the other Indenture Documents and the Loan Notes have been paid in full, defeased pursuant to Section 8.2 or discharged pursuant to Section 13.1, upon request of the Company, the Trustee shall, or shall cause the Collateral Trustee to (without notice to, or vote or consent of, any Holder, or any affiliate of any Holder), take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Indenture Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.


Section 12.15     Accounting Changes.

         In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Indenture, then the Company may, by notice to the Trustee, request that such provisions of this Indenture be interpreted so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such notice shall have been delivered by the Company, all financial covenants, standards and terms in this Indenture shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, or, if applicable, the SEC.

                                   ARTICLE 13
                           SATISFACTION AND DISCHARGE

Section 13.1      Satisfaction and Discharge of Indenture.

                  This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes as expressly provided for herein) as to all outstanding Notes hereunder, and the Trustee, upon the request of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (a)      either

                           (1) all the Notes theretofore authenticated and delivered (other than (i) lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.11 or (ii) all Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                           (2) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable,
                  (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

                  (b) the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest on, such Notes at such maturity, Stated Maturity or redemption date;

                  (c) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and any Guarantor; and

                  (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in form and substance satisfactory to the Trustee, each stating that (i) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which the Company, any Guarantor or any Restricted Subsidiary is bound.

                  Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 7.7 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause
(2) of subsection (a) of this Section 13.1, the obligations of the Trustee under
Section 13.2 shall survive.

Section 13.2      Application of Trust Money.

                  All United States dollars deposited with the Trustee pursuant to Section 13.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Notes for whose payment such United States dollars have been deposited with the Trustee.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of           , 2001

                                        ANC RENTAL CORPORATION

                                        By: /s/ James H. Grady
                                            ------------------------------
                                                James H. Grady
                                                Vice President


                                        ALAMO RENT-A-CAR (CANADA), INC.
                                        LIABILITY MANAGEMENT COMPANIES
                                           HOLDING, INC.
                                        NATIONAL CAR RENTAL LICENSING, INC.
                                        NATIONAL CAR RENTAL SYSTEM, INC.
                                        REPUBLIC GUY SALMON PARTNER, INC.
                                        REPUBLIC INDUSTRIES AUTOMOTIVE
                                           RENTAL GROUP (BELGIUM) INC.
                                        SPIRIT RENT-A-CAR, INC.

                                        By: /s/ James H. Grady
                                            ------------------------------
                                            Name:  James H. Grady
                                            Title: Vice President

                                        ALAMO RENT-A-CAR, LLC


                                        By: /s/ James H. Grady
                                            ------------------------------
                                            Name:  James H. Grady
                                            Title: Vice President

                                     ALAMO RENT-A-CAR MANAGEMENT, LP
                                         By: RC-GP, Inc., its general partner
                                     ANC COLLECTOR CORPORATION
                                     ANC FINANCIAL, LP
                                         By: ANC Financial GP Corporation, its
                                             general partner
                                     ARC-GP, INC.
                                     ARC-TM, INC.
                                     NCR AFFILIATE SERVICER, INC.
                                     NCRAS MANAGEMENT, LP
                                         By: NCRAS-GP, Inc., its general partner
                                     NCRAS-GP, INC.
                                     SRAC MANAGEMENT, LP
                                         By: SRAC-GP, Inc., its general partner
                                     SRAC-GP, INC.
                                     SRAC-TM, INC.


                                     By: /s/ James H. Grady
                                         ------------------------------
                                         Name:  James H. Grady
                                         Title: Vice President


                                     ANC FINANCIAL CORPORATION
                                     ANC FINANCIAL PROPERTIES LLC
                                     ANC IT COLLECTOR CORPORATION
                                     ARC-TM PROPERTIES LLC
                                     NCR AFFILIATE SERVICER PROPERTIES, LLC


                                     By:
                                         -------------------------------
                                         Name:
                                         Title:


                                     ANC INFORMATION TECHNOLOGY HOLDING, INC.
                                     ANC INFORMATION TECHNOLOGY, INC.
                                     ANC INFORMATION TECHNOLOGY, L.P.
                                              By:  ANC INFORMATION
                                                   TECHNOLOGY, INC., its general
                                                   partner

                                     By:
                                         -------------------------------
                                            Name:
                                            Title:


                                     THE BANK OF NEW YORK, as Trustee

                                     By: /s/ Mary LaGuuarina
                                         -------------------------------
                                            Name:  Mary LaGuuarina
                                            Title: Vice President

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

[LEGENDS, IF APPLICABLE] (1) (2) (3)

----------------------
1.  (Only to be printed on Global Notes)

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.10(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

2.  (Only to be printed on Regulation S Global Notes)

         "THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

3.  (Only to be printed on Restricted Notes)

         "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.

         BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR
         (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D

CUSIP:

                                                                       No.  $

                          % Tranche A Senior Note Due 2007
                      ---
                             ANC RENTAL CORPORATION

         promises to pay to _________, or registered assigns, the principal sum
of      Dollars on June 30, 2007.

         Interest Payment Dates:  March 31, June 30, September 30, December 31

         Record Dates:  March 15, June 15, September 15, December 15

         Additional provisions of this Note are set forth on the other side of this Note.

--------------------------------------------------------------------------------
         UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
         (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

         Additional provisions of this Note are set forth on the other side of this Note.

                                                     Dated:
                                            ANC RENTAL CORPORATION

                                            by
                                              ----------------------------------

                                            by
                                              ----------------------------------

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

Dated:
       -------------

THE BANK OF NEW YORK

         as Trustee, certifies that this is one
of the Notes referred to in the Indenture.

by
  ----------------------------
   Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                         % Tranche A Senior Note Due 2007
                       --

1.       Interest

         The Company promises to pay interest on the unpaid principal of this Note at __% per annum in accordance with the terms of Section 2.3 of the indenture described below.

         The Company will pay interest on each Interest Payment Date. "Interest Payment Date" shall mean each March 31, June 30, September 30 and December 31 to occur after the Loans are made and the Final Maturity Date.

         Interest will be computed on the basis of a 360-day year for the actual days elapsed. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 2% per annum, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

         The Company will pay interest on the Note (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders at the close of business on the March 15, June 15, September 15 and December 15, as applicable, next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that all payments of $1,000 or more with respect to principal, premium, if any, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts subject to the right of the Company to pay all or any part of the PIK Interest Amount in Subsequent Exchange Notes.

3.       Paying Agent and Registrar

         Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of their Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

         This is one of the Tranche A Exchange Notes issued by the Company under an Indenture dated as of September 28, 2001 ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

         The Notes are senior obligations of the Company. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and certain of its Subsidiaries, investments, the payment of dividends and other distributions and acquisitions or retirements of the Capital Stock of the Company and certain of its Subsidiaries, the sale or transfer of assets and Subsidiary stock, transactions with Affiliates, and the ability of the Company to merge with or into or sell all or substantially all of its assets to another entity. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries and requires the Company, under certain circumstances, to offer to purchase Notes. The limitations are subject to a number of important qualifications and exceptions.

         To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors, as primary obligors and not merely as surety, have unconditionally and irrevocably guaranteed, on a joint and several basis, such obligations on a senior basis pursuant to the terms of Article 10 of the Indenture.

         The Notes are secured to the extent set forth in the Collateral Documents and Article 11 of the Indenture.

5.       Optional Redemption

         The Company may redeem the Notes in whole at any time or in part from time to time at a redemption price equal to the sum of (A) the principal amount of the Note; (B) accrued interest and Liquidated Damages, if any, on the Note; and (C) a premium equal to the Redemption Premium.

6.       Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

7.       Mandatory Redemption

         Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

8.       Repurchase at Option of Holder

         Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to make an offer (a "Change of Control Offer") to repurchase all or any part of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

         If the Company or a Restricted Subsidiary consummates any Asset Sale, within ten days of each date on which the aggregate amount of Asset Sale Excess Proceeds exceeds $10.0 million, the Company shall commence an offer to all Holders of Notes pursuant to Section 3.9 of the Indenture to purchase or redeem with such Asset Sale Excess Proceeds (an "Asset Sale Offer") the maximum principal amount of Notes that may be purchased out of the proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Asset Sale Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         If the sum of (i) the aggregate amount of the Net Proceeds of Real Estate Transactions deposited by the Company into the Real Estate Cash Collateral Account pursuant to the Cash Collateral Agreement, plus (ii) 100% of the Projected Excess Cash Flow, less (iii) the aggregate amount of the reduction of availability under the New Credit Facility as a result of the Real Estate Transactions exceeds the amounts used to prepay Rollover Term Loans pursuant to
Section 2.5(c) of the Senior Loan Agreement (including the application of any amounts held in the Cash Collateral Account and applied to the prepayment of the Rollover Term Loans) (any such excess, the "Excess Proceeds"), then within ten days of November 30, 2001, the Company shall commence an offer to all Holders of Notes pursuant to Section 3.9 of the Indenture to purchase or redeem with the Excess Proceeds (an "Offer") the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Offer from the Company prior to the related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

9.       Denominations; Transfer; Exchange

         The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

10.      Persons Deemed Owners

         The registered Holder of a Note may be treated as its owner for all purposes.

11.      Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.      Amendment, Waiver

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to, among other things, cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to add additional guarantees with respect to the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, as further described in Section 9.1 of the Indenture.

13.      Defaults and Remedies

         Under the Indenture, Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if applicable, with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with (A) the provisions described under Section 5.1 of the Indenture or (B) any agreement contained in
Section 4.21 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 45 days after notice to comply with the provisions described under Section 4.10 or Section 4.13 of the Indenture, in each case, other than with respect to a failure to purchase Notes that will constitute an Event of Default under clause (ii) above; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days to comply with any of its other agreements in the Indenture, the Notes or the Collateral Documents after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class; (vi) certain payment defaults or accelerations of other Indebtedness of the Company if the amount unpaid or accelerated exceeds $25,000,000; (vii) certain judgments or decrees for payment of money in excess of $25,000,000; (viii) certain events of bankruptcy or insolvency with respect to the Company and its Significant Subsidiaries, (ix) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (x) any Collateral Document shall cease, for any reason (other than by reason of express release thereof pursuant to Section 12.14 of the Indenture), to be in full force and effect, or any Indenture Party or Affiliate of any Indenture Party shall so assert, or any Lien created by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby. If an Event of Default (other than certain events of bankruptcy or insolvency with respect to the Company) occurs and is continuing, the Trustee or the Holders holding at least 25% in principal amount of the Notes, may declare all of the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

         Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

14.      Trustee Dealings with the Company

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others

         A director, officer, employee, member, manager, incorporator or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the

Notes or the Indenture or any related document for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all and all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

16.      Authentication

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.      Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

18.      CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company may use CUSIP numbers in issuing the Notes and, if so, the Trustee has agreed to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

              Attention of:     ANC RENTAL CORPORATION
                                200 SOUTH ANDREWS AVENUE
                                FORT LAUDERDALE, FLORIDA 33301
                                ATTENTION:  SECRETARY

                                 Assignment Form

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

                                                  (Insert assignee's legal name)

                  (Insert assignee's soc. sec. or tax I.D. no.)

              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      --------------
                                          Your Signature:
                                              (Sign exactly as your name appears
                                               on the face of this Note)

Signature Guarantee*:
                      -------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       Option of Holder to Elect Purchase

         If you want to elect to have this Note purchased by the Company pursuant to Section 3.8, 4.10 or 4.13 of the Indenture, check the appropriate box below:

                         [ ] Section 3.8
                         [ ] Section 4.10
                         [ ] Section 4.13

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.8, 4.10 or 4.13 of the Indenture, state the amount you elect to have purchased:

                                                              $
                                                               -----------------

Date:
      --------------------

                                           Your Signature:
                                              (Sign exactly as your name appears
                                                 on the face of this Note)



                                           Tax Identification No.:



Signature Guarantee*:
                      -------------

*  Participant in a recognized Signature Guarantee Medallion Program.

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                                Principal Amount                Signature of
                        Amount of decrease in        Amount of increase in            of                   authorized signatory
                          Principal Amount             Principal Amount         this Global Note                     of
                                 of                           of              following such decrease          Trustee or Note
   Date of Exchange       this Global Note               this Global Note           (or increase)                  Custodian
   ----------------     ---------------------        ---------------------    -----------------------      --------------------



                                                                       EXHIBIT B

                             [FORM OF FACE OF NOTE]

[LEGENDS, IF APPLICABLE] (4) (5) (6)

-------------------------
4.       (Only to be printed on Global Notes)

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.10(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

5.  (Only to be printed on Regulation S Global Notes)

         "THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

6.  (Only to be printed on Restricted Notes)

         "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.

          BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR
         (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO

CUSIP:

                                                                    No.   $

                          % Tranche B Senior Note Due 2007
                      ---

                             ANC RENTAL CORPORATION

         promises to pay to _________, or registered assigns, the principal sum of Dollars on June 30, 2007.

         Interest Payment Dates:  March 31, June 30, September 30, December 31

         Record Dates:  March 15, June 15, September 15, December 15

         Additional provisions of this Note are set forth on the other side of this Note.

         ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
         (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

                                            Dated:
                                                  ---------------------

                                            ANC RENTAL CORPORATION

                                            by
                                              ----------------------------------

                                            by
                                              ----------------------------------

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

Dated:  ____________

THE BANK OF NEW YORK

         as Trustee, certifies that this is one
of the Notes referred to in the Indenture.

by
  ----------------------------
  Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                       __% Tranche B Senior Note Due 2007

1.       Interest

         The Company promises to pay interest on the unpaid principal of this Note at __% per annum in accordance with the terms of Section 2.3 of the indenture described below.

         The Company will pay interest on each Interest Payment Date. "Interest Payment Date" shall mean each March 31, June 30, September 30 and December 31 to occur after the Loans are made and the Final Maturity Date.

         Interest will be computed on the basis of a 360-day year for the actual days elapsed. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 2% per annum, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

         The Company will pay interest on the Note (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders at the close of business on the March 15, June 15, September 15 and December 15, as applicable, next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that all payments of $1,000 or more with respect to principal, premium, if any, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts subject to the right of the Company to pay all or any part of the PIK Interest Amount in Subsequent Exchange Notes.

3.       Paying Agent and Registrar

         Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of their Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

         This is one of the Tranche B Exchange Notes issued by the Company under an Indenture dated as of September 28, 2001 ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

         The Notes are senior obligations of the Company. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and certain of its Subsidiaries, investments, the payment of dividends and other distributions and acquisitions or retirements of the Capital Stock of the Company and certain of its Subsidiaries, the sale or transfer of assets and Subsidiary stock, transactions with Affiliates, and the ability of the Company to merge with or into or sell all or substantially all of its assets to another entity. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries and requires the Company, under certain circumstances, to offer to purchase Notes. The limitations are subject to a number of important qualifications and exceptions.

         To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors, as primary obligors and not merely as surety, have unconditionally and irrevocably guaranteed, on a joint and several basis, such obligations on a senior basis pursuant to the terms of Article 10 of the Indenture.

         The Notes are secured to the extent set forth in the Collateral Documents and Article 11 of the Indenture.

5.       Optional Redemption

         The Company may redeem the Notes in whole at any time or in part from time to time at a redemption price equal to the sum of (A) the principal amount of the Note; (B) accrued interest and Liquidated Damages, if any, on the Note; and (C) a premium equal to the Redemption Premium.

6.       Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

7.       Mandatory Redemption

         Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

8.       Repurchase at Option of Holder

         Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to make an offer (a "Change of Control Offer") to repurchase all or any part of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

         If the Company or a Restricted Subsidiary consummates any Asset Sale, within ten days of each date on which the aggregate amount of Asset Sale Excess Proceeds exceeds $10.0 million, the Company shall commence an offer to all Holders of Notes pursuant to Section 3.9 of the Indenture to purchase or redeem with such Asset Sale Excess Proceeds (an "Asset Sale Offer") the maximum principal amount of Notes that may be purchased out of the proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Asset Sale Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         If the sum of (i) the aggregate amount of the Net Proceeds of Real Estate Transactions deposited by the Company into the Real Estate Cash Collateral Account pursuant to the Cash Collateral Agreement, plus (ii) 100% of the Projected Excess Cash Flow, less (iii) the aggregate amount of the reduction of availability under the New Credit Facility as a result of the Real Estate Transactions exceeds the amounts used to prepay Rollover Term Loans pursuant to
Section 2.5(c) of the Senior Loan Agreement (including the application of any amounts held in the Cash Collateral Account and applied to the prepayment of the Rollover Term Loans) (any such excess, the "Excess Proceeds"), then within ten days of November 30, 2001, the Company shall commence an offer to all Holders of Notes pursuant to Section 3.9 of the Indenture to purchase or redeem with the excess proceeds (an "Offer") the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Offer from the Company prior to the related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

9.       Denominations; Transfer; Exchange

         The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

10.      Persons Deemed Owners

         The registered Holder of a Note may be treated as its owner for all purposes.

11.      Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.      Amendment, Waiver

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to, among other things, cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to add additional guarantees with respect to the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, as further described in Section 9.1 of the Indenture.

13.      Defaults and Remedies

         Under the Indenture, Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if applicable, with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with (A) the provisions described under Section 5.1 of the Indenture or (B) any agreement contained in
Section 4.21 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 45 days after notice to comply with the provisions described under Section 4.10 or Section 4.13 of the Indenture, in each case, other than with respect to a failure to purchase Notes that will constitute an Event of Default under clause (ii) above; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days to comply with any of its other agreements in the Indenture, the Notes or the Collateral Documents after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class; (vi) certain payment defaults or accelerations of other Indebtedness of the Company if the amount unpaid or accelerated exceeds $25,000,000; (vii) certain judgments or decrees for payment of money in excess of $25,000,000; (viii) certain events of bankruptcy or insolvency with respect to the Company and its Significant Subsidiaries; (ix) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee and (x) any Collateral Document shall cease, for any reason (other than by reason of express release thereof pursuant to Section 12.14 of the Indenture), to be in full force and effect, or any Indenture Party or Affiliate of any Indenture Party shall so assert, or any Lien created by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby. If an Event of Default (other than certain events of bankruptcy or insolvency with respect to the Company) occurs and is continuing, the Trustee or the Holders holding at least 25% in principal amount of the Notes, may declare all of the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

         Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

14.      Trustee Dealings with the Company

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others

         A director, officer, employee, member, manager, incorporator or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the

Notes or the Indenture or any related document for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all and all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

16.      Authentication

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.      Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

18.      CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company may use CUSIP numbers in issuing the Notes and, if so, the Trustee has agreed to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                  Attention of:  ANC RENTAL CORPORATION
                                 200 SOUTH ANDREWS AVENUE
                                 FORT LAUDERDALE, FLORIDA 33301
                                 ATTENTION:  SECRETARY

                                 Assignment Form

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

                                                  (Insert assignee's legal name)



                  (Insert assignee's soc. sec. or tax I.D. no.)






              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:
      -------------
                                                     Your Signature:
                                         (Sign exactly as your name appears on
                                          the face of this Note)



Signature Guarantee*:
                      -------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       Option of Holder to Elect Purchase

         If you want to elect to have this Note purchased by the Company pursuant to Section 3.8, 4.10 or 4.13 of the Indenture, check the appropriate box below:

                         [ ] Section 3.8
                         [ ] Section 4.10
                         [ ] Section 4.13

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.8, 4.10 or 4.13 of the Indenture, state the amount you elect to have purchased:

                                                              $
                                                               ---------------
Date:
      ---------------


                                          Your Signature:
                                             (Sign exactly as your name appears
                                             on the face of this Note)



                                          Tax Identification No.:
                                                                             -



Signature Guarantee*:
                      -------------


*  Participant in a recognized Signature Guarantee Medallion Program.

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                         Principal Amount         Signature of
                         Amount of decrease    Amount of increase in    of this Global Note    authorized signatory
                         in Principal Amount      Principal Amount        following such           of Trustee
   Date of Exchange      of this Global Note    of this Global Note    decrease (or increase)    or Note Custodian
   ----------------      -------------------   ---------------------   ----------------------  --------------------



                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF TRANSFER

         ANC Rental Corporation
         200 South Andrews Avenue
         Fort Lauderdale, Florida  33301
         Attention: Chief Financial Officer


         The Bank of New York
         101 Barclay Street, Floor 21 West
         New York, New York 10286
         Attention: Corporate Trust Administration

         Re: Senior Notes due 2007

         Reference is hereby made to the Indenture, dated as of , 2001 (the "Indenture"), among ANC Rental Corporation, a Delaware corporation (the "Company"), the Guarantors and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]


         1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                     [Insert Name of Transferor]



                                                     By:
                                                          --------------------
                                                     Name:
                                                     Title:

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a) [ ] a beneficial interest in the:

                  (i)   [ ] 144A Global Note (CUSIP                        ), or
                                                    -----------------------

                  (ii)  [ ] Regulation S Global Note (CUSIP                ), or
                                                            ---------------

                  (iii) [ ] IAI Global Note (CUSIP                      ); or
                                                   ---------------------

         (b) [ ] a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a) [ ] a beneficial interest in the:

                  (i)   [ ] 144A Global Note (CUSIP                        ), or
                                                    -----------------------

                  (ii)  [ ] Regulation S Global Note (CUSIP                ), or
                                                            ---------------

                  (iii) [ ] IAI Global Note (CUSIP                         ); or
                                                   ------------------------

                  (iv)  [ ] Unrestricted Global Note (CUSIP                ); or
                                                            ---------------

         (b) [ ] a Restricted Definitive Note; or

         (c) [ ] an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT D

                         FORM OF CERTIFICATE OF EXCHANGE

         ANC Rental Corporation
         200 South Andrews Avenue
         Fort Lauderdale, Florida  33301
         Attention: Chief Financial Officer

         The Bank of New York
         101 Barclay Street, Floor 21 West
         New York, New York 10286
         Attention: Corporate Trust Administration

         Re: Senior Notes due 2007

         Reference is hereby made to the Indenture, dated as of        , 2001
(the "Indenture"), among ANC Rental Corporation (the "Company"), the Guarantors and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                        [Insert Name of Transferor]


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:
                                        Dated:

                                                                       EXHIBIT E

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

ANC Rental Corporation
200 South Andrews Avenue
Fort Lauderdale, Florida  33301
Attention: Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attention: Corporate Trust Administration

         Re: Senior Notes due 2007

         Reference is hereby made to the Indenture, dated as of        , 2001
(the "Indenture"), among ANC Rental Corporation (the "Company"), the guarantors named therein and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a) [ ] a beneficial interest in a Global Note, or

                  (b) [ ] a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities

Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                           [Insert Name of Accredited Investor]



                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:
                                           Dated:

                                                                       EXHIBIT F

                          FORM OF NOTATION OF GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of June 30, 2001 (the "INDENTURE") among the Company, the Guarantors listed on Exhibit H thereto and The Bank of New York, as trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture) when due, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

                                  ALAMO RENT-A-CAR (CANADA), INC.
                                  LIABILITY MANAGEMENT COMPANIES
                                     HOLDING, INC.
                                  NATIONAL CAR RENTAL LICENSING, INC.
                                  NATIONAL CAR RENTAL SYSTEM, INC.
                                  REPUBLIC GUY SALMON PARTNER, INC.
                                  REPUBLIC INDUSTRIES AUTOMOTIVE
                                     RENTAL GROUP (BELGIUM) INC.
                                  SPIRIT RENT-A-CAR, INC.
                                  By:
                                       ---------------------------
                                         Name:
                                         Title:

                                  ALAMO RENT-A-CAR, LLC


                                  By:
                                       ---------------------------
                                        Name:
                                        Title:

                                  ALAMO RENT-A-CAR MANAGEMENT, LP
                                      By:  ARC-GP, Inc., its general partner
                                  ANC COLLECTOR CORPORATION
                                  ANC FINANCIAL, LP
                                      By:  ANC Financial GP Corporation, its
                                  general partner
                                  ARC-GP, INC.
                                  ARC-TM, INC.
                                  NCR AFFILIATE SERVICER, INC.
                                  NCRAS MANAGEMENT, LP
                                      By:  NCRAS-GP, Inc., its general partner
                                  NCRAS-GP, INC.
                                  SRAC MANAGEMENT, LP
                                      By:  SRAC-GP, Inc., its general partner
                                  SRAC-GP, INC.
                                  SRAC-TM, INC.


                                  By:
                                       ---------------------------
                                         Name:
                                         Title:



                                  ANC FINANCIAL CORPORATION
                                  ANC FINANCIAL PROPERTIES LLC
                                  ANC IT COLLECTOR CORPORATION
                                  ARC-TM PROPERTIES LLC
                                  NCR AFFILIATE SERVICER PROPERTIES, LLC


                                  By:
                                       ---------------------------
                                        Name:
                                        Title:


                                  ANC INFORMATION TECHNOLOGY HOLDING, INC.
                                  ANC INFORMATION TECHNOLOGY, INC.
                                  ANC INFORMATION TECHNOLOGY, L.P.
                                           By:  ANC INFORMATION
                                                TECHNOLOGY, INC., its general
                                                partner

                                  By:
                                       ---------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT G

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

         SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of ________ __, among __________________ (the "GUARANTEEING SUBSIDIARY"), a subsidiary of ANC Rental Corporation (or its permitted successor), a Delaware corporation (the "COMPANY"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of , 2001 providing for the issuance of an aggregate principal amount of up to $200,000,000 of Senior Notes due 2007, together with Subsequent Exchange Notes (the "NOTES");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "SUBSIDIARY GUARANTEE"); and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

                  (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (d) Except as otherwise stated herein, this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and
         (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

                  (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                  (i) Pursuant to Section 10.2 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

         3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         4.       GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN
TERMS.

                  (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                           (i) subject to Sections 10.3 and 10.4 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

                           (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

                  (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (c)      Except as set forth in Articles 4 and 5 and Section
         10.4 of Article 10 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         5.       RELEASES.

                  (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. In addition, the Guarantor shall be released and relieved of any obligation under its Subsidiary Guarantee upon the release or discharge of the guarantee of other Indebtedness which resulted in the creation of this Guarantee obligation, other than a discharge as a result of payment under such guarantee.

                  (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

         6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:             ,     .
        -----------  ----

                                                                       EXHIBIT H

                             SCHEDULE OF GUARANTORS

         The following schedule lists each Guarantor under the Indenture

                              Subsidiary Guarantors

Alamo Rent-A-Car (Canada), Inc., a Florida corporation
Alamo Rent-A-Car, LLC, a Delaware limited liability company
Alamo Rent-A-Car Management, LP, a Delaware limited partnership
ANC Collector Corporation, a Delaware corporation
ANC Financial Corporation, a Delaware corporation
ANC Financial, LP, a Delaware limited partnership
ANC Financial Properties LLC, a Delaware limited liability company
ANC Information Technology Holding, Inc., a Delaware corporation
ANC Information Technology, Inc., a Delaware corporation
ANC Information Technology, L.P., a Delaware limited partnership
ANC IT Collector Corporation, a Delaware corporation
ARC-GP, Inc., a Delaware corporation
ARC-TM, Inc., a Delaware corporation
ARC-TM Properties LLC, a Delaware limited liability company
Liability Management Companies Holding, Inc., a Delaware corporation National Car Rental Licensing, Inc., a Delaware corporation
National Car Rental System, Inc., a Delaware corporation
NCR Affiliate Servicer, Inc., a Delaware corporation
NCR Affiliate Servicer Properties, LLC, a Delaware limited liability company NCRAS Management, LP, a Delaware limited partnership
NCRAS-GP, Inc., a Delaware corporation
Republic Guy Salmon Partner, Inc., a Florida corporation
Republic Industries Automotive Rental Group (Belgium) Inc., a Florida corporation
Spirit Rent-A-Car, Inc., an Ohio corporation
SRAC-GP, Inc., a Delaware corporation
SRAC-TM, Inc., a Florida corporation
SRAC Management, LP, a Delaware limited partnership

                                                                       EXHIBIT I

                       DEBT REGISTRATION RIGHTS AGREEMENT

                                                                 SCHEDULE 1.1(a)
                                  EXISTING DEBT




                                                 Facility Size                Maturity                Provider
----------------------------------------- ---------------------------- ----------------------- -----------------------
EuroDollar Shareholder Notes                         $ 7.9                      2003
----------------------------------------- ---------------------------- ----------------------- -----------------------
Vehicle Manufacturer Notes                           $35.0                      2002                     GM
----------------------------------------- ---------------------------- ----------------------- -----------------------
UK Working Capital Facility                          $28.6                     Demand          Royal Bank of Scotland
----------------------------------------- ---------------------------- ----------------------- -----------------------
German Working Capital Facility                      $10.0                     Demand                 West LB
----------------------------------------- ---------------------------- ----------------------- -----------------------
Canadian Working Capital Facility                    $13.0                     Demand             Bank of Montreal
----------------------------------------- ---------------------------- ----------------------- -----------------------

The Eurodollar Shareholder Notes include 5,600,982 pounds of Loans Notes Outstanding under the Loan Note Instrument constituting up to 25,000,000 of Floating Rate Guaranteed Unsecured Loan Notes due 2003, dated October 15, 1997, as amended on February 1, 2001, between ANC Rental Corporation (Group) plc and ANC Rental Corporation.

                                                                 SCHEDULE 1.1(b)

                                   REAL ESTATE


       CLEARWATER                           ORLANDO                             JACKSONVILLE ALAMO
       ALAMO                                ALAMO                               1735 Airport Road
       14640 46th Street North              8200 McCoy Road                     Jacksonville, Florida
       North Clearwater, Florida            Orlando, Florida

       ------------------------------------ ----------------------------------- -----------------------------------

       FT. LAUDERDALE                       SAN ANTONIO                         LA GUARDIA NATIONAL
       ALAMO                                ALAMO                               95-10 Ditmars Boulevard
       2501 South Federal Highway           8530 Eastern Avenue                 E. Elmhurst, New York
       Ft. Lauderdale, Florida              San Antonio, Texas

       ------------------------------------ ----------------------------------- -----------------------------------

       LOS ANGELES                          SAN DIEGO                           LAS VEGAS
       ALAMO                                ALAMO                               ALAMO
       9020 Aviation Boulevard              3066 Kettner Boulevard              6855 Bermuda Road
       Inglewood, California                San Diego, California               Las Vegas, Nevada

       ------------------------------------ ----------------------------------- -----------------------------------

       MIAMI                                WEST PALM BEACH ALAMO               NEW ORLEANS
       ALAMO                                2121 Belvedere Road                 ALAMO
       3355 NW 22nd Avenue                  West Palm Beach, Florida            225 East Airline Drive, Kenner
       Miami, Florida                                                           New Orleans, Louisiana

       ------------------------------------ ----------------------------------- -----------------------------------

       ORANGE COUNTY                        BUFFALO                             SAN JOSE
       ALAMO                                NATIONAL                            NATIONAL
       Newport Beach                        4499 Genessee Street                2750 De La Cruz Blvd
       4361 Birch Street                    Cheektowaga, New York               San Jose, California
       Orange County, Florida

       ------------------------------------ ----------------------------------- -----------------------------------

       NEW YORK FLEET                       GOOSE CREEK                         SAN FRANCISCO
       NATIONAL                             NATIONAL                            NATIONAL
       860 North Avenue                     208 St. James Avenue                40 Edwards Court
       Elizabeth, New Jersey                Goose Creek, South Carolina         Burlingame, California

       ------------------------------------ ----------------------------------- -----------------------------------

       SAN FRANCISCO                        MIAMI                               CHICAGO
       NATIONAL                             NATIONAL                            ALAMO
       550 O'Farrell Street                 2301 NW 33rd Avenue                 3800 N. Mannheim Road
       San Francisco, California            Miami, Florida                      Franklin Rock, Illinois

       ------------------------------------ ----------------------------------- -----------------------------------

                                                                   SCHEDULE 4.10
                                 EXCLUDED ASSETS

Properties to be excluded from Asset Sales

OFFICE BUILDINGS

#        Address                                                                  City                   State
--       -------                                                            ---------------              -----
1.       7700 France Avenue                                                   Minneapolis                 MN
2.       1401 South Federal Highway                                         Fort Lauderdale               FL

VALUE LOCATIONS
#        Address                                                                  City                   State
--       -------                                                                  ----                   -----
1.       4480 Paradise Road                                                    Las Vegas                  NV
2.       2710 Washington                                                        Phoenix                   AZ
3.       2510 Jet Port Drive, a.k.a. 2602 Jet Port Drive                        Orlando                   FL
4.       202 S.E. 5th Avenue                                                  Delray Beach                FL
5.       5202 Spruce Street                                                      Tampa                    FL
6.       5210 Spruce Street                                                      Tampa                    FL
7.       1759 Airport Extension Road                                          Jacksonville                FL
8.       1612 South Harbor Drive                                               Melbourne                  FL
9.       4050 N.W. 28th Street                                                   Miami                    FL
10.      2925 N.W. 42nd Avenue                                                   Miami                    FL
11.      18080 Collins Avenue                                                 Miami Beach                 FL
12.      2875 N.W. LeJeune Road                                                  Miami                    FL
13.      4101 N.W. 28th Street                                                   Miami                    FL